Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Board of Directors
XM Satellite Radio Holdings Inc.:
We have audited the accompanying consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2007. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule presented as Schedule II. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted the fair value method of accounting for share-based payments as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2008, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
/s/ KPMG LLP

McLean, VA
February 28, 2008

2
Report of Independent Registered Public Accounting Firm
The Board of Directors
XM Satellite Radio Holdings Inc.:
We have audited XM Satellite Radio Holdings Inc.’s (the Company) internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2007, and our report dated February 28, 2008, expressed an unqualified opinion on those consolidated financial statements.
/s/ KPMG LLP

McLean, VA
February 28, 2008

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
(in thousands, except share and per share data)	2007	2006	2005
Revenue:
Subscription	$1,005,479	$825,626	$502,612
Activation	19,354	16,192	10,066
Merchandise	28,333	21,720	18,182
Net ad sales	39,148	35,330	20,103
Other	44,228	34,549	7,303

Total revenue	1,136,542	933,417	558,266

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties	256,344	149,010	93,874
Customer care & billing operations (1)	126,776	104,871	76,222
Cost of merchandise	62,003	48,949	40,707
Ad sales (1)	20,592	15,961	10,058
Satellite & terrestrial (1)	54,434	49,019	42,355
Broadcast & operations:
Broadcast (1)	26,602	23,049	16,609
Operations (1)	38,465	34,683	24,460

Total broadcast & operations	65,067	57,732	41,069
Programming & content (1)	183,900	165,196	101,008

Total cost of revenue	769,116	590,738	405,293
Research & development (excludes depreciation & amortization, shown below) (1)	33,077	37,428	31,218
General & administrative (excludes depreciation & amortization, shown below) (1)	150,109	88,626	43,864
Marketing (excludes depreciation & amortization, shown below):
Retention & support (1)	44,580	31,842	22,275
Subsidies & distribution (1)	259,143	224,862	245,593
Advertising & marketing (1)	178,743	164,379	182,438

Marketing	482,466	421,083	450,306
Amortization of GM liability	26,015	29,760	37,250

Total marketing	508,481	450,843	487,556
Depreciation & amortization	187,196	168,880	145,870

Total operating expenses (1)	1,647,979	1,336,515	1,113,801

Operating loss	(511,437)	(403,098)	(555,535)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — (Continued)

	Years Ended December 31,
(in thousands, except share and per share data)	2007	2006	2005
Other income (expense):
Interest income	14,084	21,664	23,586
Interest expense	(116,605)	(121,304)	(107,791)
Loss from de-leveraging transactions	(3,693)	(122,189)	(27,552)
Loss from impairment of investments	(39,665)	(76,572)	—
Equity in net loss of affiliate	(16,491)	(23,229)	(482)
Minority interest	(11,532)	—	—
Other income (expense)	2,019	5,842	3,389

Net loss before income taxes	(683,320)	(718,886)	(664,385)
(Provision for) benefit from deferred income taxes	939	14	(2,330)

Net loss	(682,381)	(718,872)	(666,715)

8.25% Series B and C preferred stock dividend requirement	—	(6,127)	(8,597)
8.25% Series B preferred stock retirement loss	—	(755)	—
8.25% Series C preferred stock retirement loss	—	(5,938)	—

Net loss attributable to common stockholders	$(682,381)	$(731,692)	$(675,312)

Net loss per common share — basic and diluted	$(2.22)	$(2.70)	$(3.07)
Weighted average shares used in computing net loss per common share — basic and diluted	306,700,022	270,586,682	219,620,468

(1)	These captions include non-cash share-based payment expense as follows:

	Years Ended December 31,
(in thousands)	2007	2006	2005
Customer care & billing operations	$2,483	$1,338	$45
Ad sales	1,910	2,397	234
Satellite & terrestrial	2,308	2,649	287
Broadcast	2,716	2,880	240
Operations	1,600	2,425	96
Programming & content	8,855	10,878	840
Research & development	7,929	8,655	1,029
General & administrative	26,689	28,124	1,741
Retention & support	9,709	8,700	1,454
Subsidies & distribution	9,167	—	—
Advertising & marketing	12,833	—	—

Total share-based payment expense	$86,199	$68,046	$5,966

See accompanying Notes to the Consolidated Financial Statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands, except share and per share data)	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$156,686	$218,216
Accounts receivable, net of allowance for doubtful accounts of $5,870 and $4,946	63,617	62,293
Due from related parties	18,028	15,568
Related party prepaid expenses	80,610	66,946
Prepaid programming content	28,262	28,172
Prepaid and other current assets	39,135	41,463

Total current assets	386,338	432,658
System under construction	151,142	126,049
Property and equipment, net of accumulated depreciation and amortization of $952,751 and $767,768	710,370	849,662
DARS license	141,412	141,387
Intangibles, net of accumulated amortization of $9,483 and $8,222	3,379	4,640
Deferred financing fees, net of accumulated amortization of $27,766 and $20,537	34,590	38,601
Due from related party, net of current portion	3,554	—
Related party prepaid expenses, net of current portion	137,586	160,712
Investments	36,981	80,592
Prepaid and other assets, net of current portion	3,878	6,317

Total assets	$1,609,230	$1,840,618

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$55,010	$51,844
Accrued expenses	216,114	147,591
Accrued satellite liability	—	64,875
Accrued interest	16,827	18,482
Current portion of long-term debt	9,153	14,445
Due to related parties	65,746	46,459
Subscriber deferred revenue	416,361	340,711
Deferred income	9,915	9,915

Total current liabilities	789,126	694,322
Long-term debt, net of current portion	1,480,639	1,286,179
Subscriber deferred revenue, net of current portion	98,565	86,482
Deferred income, net of current portion	124,888	130,780
Other non-current liabilities	40,569	40,735

Total liabilities	2,533,787	2,238,498

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — (Continued)

	December 31,
(in thousands, except share and per share data)	2007	2006
Commitments and contingencies
Minority interest	59,746	—
Stockholders’ deficit:
Series A convertible preferred stock, par value $0.01 (liquidation preference of $51,370 at December 31, 2007 and 2006); 15,000,000 shares authorized, 5,393,252 shares issued and outstanding at December 31, 2007 and 2006	54	54
Class A common stock, par value $0.01; 600,000,000 shares authorized, 316,684,482 shares and 305,781,515 shares issued and outstanding at December 31, 2007 and 2006, respectively	3,167	3,058
Accumulated other comprehensive income, net of tax	8,966	3,590
Additional paid-in capital	3,184,367	3,093,894
Accumulated deficit	(4,180,857)	(3,498,476)

Total stockholders’ deficit	(984,303)	(397,880)

Total liabilities and stockholders’ deficit	$1,609,230	$1,840,618

See accompanying Notes to the Consolidated Financial Statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(in thousands)	2007	2006	2005
Cash flows from operating activities:
Net loss	$(682,381)	$(718,872)	$(666,715)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	12,740	15,223	8,328
Depreciation and amortization	187,196	168,880	145,870
Amortization of deferred income related to XM Canada	(9,993)	(10,081)	—
Non-cash loss on impairment of investments	39,665	76,572	—
Interest accretion expense	—	—	45,579
Loss from de-leveraging transactions	3,693	122,189	27,552
Non-cash loss on equity in affiliate	16,491	23,229	482
Amortization of deferred financing fees and debt discount	9,733	41,285	30,178
Share-based payment expense	86,199	68,046	5,966
(Benefit from) provision from deferred income taxes	(939)	(14)	2,330
Gain on sale of fixed assets	—	(4,490)	—
Minority interest	11,532	—	—
Other	(8)	264	51
Changes in operating assets and liabilities:
Increase in accounts receivable	(14,054)	(37,492)	(35,441)
Increase in due from related parties	(6,015)	(6,939)	(3,262)
(Increase) decrease in prepaid programming content	(90)	37,565	(54,348)
Decrease (increase) in prepaid and other assets	8,525	(204,987)	(46,956)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	73,510	(102,175)	125,791
(Decrease) increase in accrued interest	(1,655)	12,879	(8,543)
Increase (decrease) in due to related parties	19,287	(9,294)	48,130
Increase in subscriber deferred revenue	87,733	66,555	208,291
Increase (decrease) in deferred income	4,101	(434)	—

Net cash used in operating activities	(154,730)	(462,091)	(166,717)

Cash flows from investing activities:
Purchase of property and equipment	(54,410)	(54,895)	(61,210)
Additions to system under construction	(78,928)	(220,124)	(118,583)
Proceeds from sale of fixed assets	—	7,182	—
Purchase of investment	—	—	(25,334)
Net maturity (purchase) of restricted investments	1,823	3,390	(996)

Net cash used in investing activities	(131,515)	(264,447)	(206,123)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Years Ended December 31,
(in thousands)	2007	2006	2005
Cash flows from financing activities:
Proceeds from sale of common stock	—	—	300,000
Proceeds from exercise of warrants and stock options	8,244	6,420	19,637
Proceeds from issuance of 9.75% senior notes due 2014	—	600,000	—
Proceeds from issuance of senior floating rate notes due 2013	—	200,000	—
Proceeds from issuance of 1.75% convertible senior notes due 2009	—	—	100,000
Proceeds from financing of a consolidated variable interest entity	288,500	—	—
Repayment of 14% senior secured discount notes	—	(186,545)	(22,824)
Repayment of 12% senior secured notes due 2010	—	(100,000)	(15,000)
Repayment of senior secured floating rate notes due 2009	—	(200,000)	—
Payment of premiums on de-leveraging transactions	(3,693)	(27,398)	(3,398)
Payments to minority interest holder	(9,486)	—	—
Repurchase of Series B convertible redeemable preferred stock	—	(23,960)	—
Retirement and payments on mortgages on corporate facilities	(38,877)	(578)	(381)
Payments on other borrowings	(13,667)	(12,725)	(9,651)
Deferred financing costs	(4,262)	(21,451)	(2,419)
Other, net	(2,044)	—	—

Net cash provided by financing activities	224,715	233,763	365,964

Net decrease in cash and cash equivalents	(61,530)	(492,775)	(6,876)
Cash and cash equivalents at beginning of period	218,216	710,991	717,867

Cash and cash equivalents at end of period	$156,686	$218,216	$710,991

See accompanying Notes to the Consolidated Financial Statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Series B		Series C						Accumulated	Total
	Series A		Convertible		Convertible				Additional		Other	Stockholders’
	Convertible		Redeemable		Redeemable		Class A		Paid-in	Accumulated	Comprehensive	Equity
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Capital	Deficit	Income	(Deficit)
(in thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2005	5,393,252	$54	474,289	$5	79,246	$1	208,249,188	$2,082	$2,446,910	$(2,112,889)	$—	$336,163
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	—	—	(666,715)	—	(666,715)
Other comprehensive income:
Unrealized gains on available-for-sale securities, net of $3,747 tax provision	—	—	—	—	—	—	—	—	—	—	5,985	5,985

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(660,730)
Sale of shares of Class A common stock	—	—	—	—	—	—	9,714,497	98	301,122	—	—	301,220
Issuance of shares of Class A common stock to convert notes outstanding	—	—	—	—	—	—	18,334,103	183	74,710	—	—	74,893
Issuance of shares of Class A common stock from redemption of warrants	—	—	—	—	—	—	2,547,312	25	(10)	—	—	15
Issuance of shares of Class A common stock through share-based payment plans	—	—	—	—	—	—	1,793,278	19	18,572	—	—	18,591
Issuance of shares of restricted Class A common stock, net of cancellations	—	—	—	—	—	—	2,199	—	(38)	—	—	(38)
Non-cash share-based payment expense and amortization of restricted stock	—	—	—	—	—	—	—	—	5,966	—	—	5,966
Series B convertible redeemable preferred stock dividends	—	—	—	—	—	—	61,411	—	—	—	—	—
Warrants at fair value	—	—	—	—	—	—	—	—	4,868	—	—	4,868

Balance at December 31, 2005	5,393,252	$54	474,289	$5	79,246	$1	240,701,988	$2,407	$2,852,100	$(2,779,604)	$5,985	$80,948
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	—	—	(718,872)	—	(718,872)
Other comprehensive income:
Unrealized loss on available-for-sale securities, net of $0 tax	—	—	—	—	—	—	—	—	—	—	(125)	(125)
Realized loss on available-for-sale securities, net of ($3,747) tax benefit	—	—	—	—	—	—	—	—	—	—	(5,985)	(5,985)
Foreign currency translation adjustment, net of $2,326 tax provision	—	—	—	—	—	—	—	—	—	—	3,715	3,715

Total comprehensive loss												(721,267)
Sale of shares of Class A common stock	—	—	—	—	—	—	95,884	1	1,305	—	—	1,306
Issuance of shares of Class A common stock to convert notes outstanding	—	—	—	—	—	—	48,837,514	488	191,444	—	—	191,932
Issuance of shares of Class A common stock from redemption of warrants	—	—	—	—	—	—	774,366	8	508	—	—	516

			Series B		Series C						Accumulated	Total
	Series A		Convertible		Convertible				Additional		Other	Stockholders'
	Convertible		Redeemable		Redeemable		Class A		Paid-in	Accumulated	Comprehensive	Equity
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Capital	Deficit	Income	(Deficit)
(in thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Issuance of shares of Class A common stock through share-based payment plans	—	—	—	—	—	—	600,017	6	4,590	—	—	4,596
Issuance of shares of restricted Class A common stock, net of cancellations	—	—	—	—	—	—	227,358	3	—	—	—	3
Non-cash share-based payment expense and amortization of restricted stock	—	—	—	—	—	—	—	—	68,046	—	—	68,046
Series B convertible redeemable preferred stock dividends	—	—	—	—	—	—	23,254	—	—	—	—	—
Repurchase of Series B convertible redeemable preferred stock	—	—	(474,289)	(5)	—	—	—	—	(23,955)	—	—	(23,960)
Conversion of Series C convertible redeemable preferred stock	—	—	—	—	(79,246)	(1)	14,521,134	145	(144)	—	—	—

Balance at December 31, 2006	5,393,252	$54	—	$—	—	$—	305,781,515	$3,058	$3,093,894	$(3,498,476)	$3,590	$(397,880)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (Continued)

			Series B		Series C
	Series A		Convertible		Convertible
	Convertible		Redeemable		Redeemable		Class A				Accumulated	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Additional		Other	Stockholders’
(in thousands, except share									Paid-in	Accumulated	Comprehensive	Equity
data)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	(Deficit)
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	—	—	(682,381)	—	(682,381)
Other comprehensive income:
Unrealized gain on available-for-sale securities, net of $75 tax provision	—	—	—	—	—	—	—	—	—	—	125	125
Realized gain on available-for-sale securities, net of $0 tax	—	—	—	—	—	—	—	—	—	—	125	125
Foreign currency translation adjustment, net of $3,209 tax provision	—	—	—	—	—	—	—	—	—	—	5,126	5,126

Total comprehensive loss												(677,005)
Sale of shares of Class A common stock	—	—	—	—	—	—	27,412	1	301	—	—	302
Issuance of shares of Class A common stock to third party	—	—	—	—	—	—	1,853,412	19	21,981	—	—	22,000
Issuance of shares of Class A common stock from redemption of warrants	—	—	—	—	—	—	152,898	1	31	—	—	32
Issuance of shares of Class A common stock through share-based payment plans	—	—	—	—	—	—	1,086,871	10	7,900	—	—	7,910
Issuance of shares of restricted Class A common stock, net of cancellations	—	—	—	—	—	—	8,100,285	81	(81)	—	—	—
Non-cash share-based payment expense and amortization of restricted stock	—	—	—	—	—	—	—	—	64,199	—	—	64,199
Restricted shares withheld for tax upon vesting	—	—	—	—	—	—	(317,911)	(3)	(3,858)	—	—	(3,861)

Balance at December 31, 2007	5,393,252	$54	—	$—	—	$—	316,684,482	$3,167	$3,184,367	$(4,180,857)	$8,966	$(984,303)

See accompanying Notes to the Consolidated Financial Statements.

(1) Nature of Business
XM Satellite Radio Inc. (“Inc.”) was incorporated on December 15, 1992 in the State of Delaware for the purpose of operating a digital audio radio service (“DARS”) under a license from the Federal Communications Commission (“FCC”). XM Satellite Radio Holdings Inc. (the “Company”, “Holdings”, or “XM”) was formed as a holding company for Inc. on May 16, 1997. The Company commenced commercial operations in two markets on September 25, 2001 and completed its national rollout on November 12, 2001.
As of December 31, 2007, the principal differences between the financial conditions of Holdings and Inc. were:
•	the ownership by Holdings of the corporate headquarters and data center buildings since August 2001 and September 2005, respectively, and the lease of these buildings to Inc.;
•	XM-1, XM-2, and XM-3, except for the B702 bus portion of XM-3, are owned by Inc.; the transponders of XM-4 are owned by Satellite Leasing (702-4) LLT, a separate legal entity subject to consolidation by the Company, and leased to Inc.; and XM-5 and the B702 bus portion of XM-3 and XM-4 are owned by Holdings;
•	the presence at Holdings of additional indebtedness, primarily the 1.75% Convertible Senior Notes due 2009, not guaranteed by Inc.;
•	the investments by Holdings in Canadian Satellite Radio (including related revenue and deferred income) and WorldSpace, Inc.; and
•	the existence of cash balances at Holdings.
Accordingly, the results of operations for Inc. and its subsidiaries are substantially the same as the results of operations for Holdings and its subsidiaries except that Inc. has:
•	additional rent, less depreciation and amortization expense and less other income, in each case principally related to Inc.’s rental of its corporate headquarters and data center buildings from Holdings, which are intercompany transactions that have been eliminated in Holdings’ consolidated financial statements;
•	less interest expense principally related to the additional indebtedness at Holdings;
•	less revenue associated with the amortization of deferred income and equity in losses from Holdings’ investment in Canadian Satellite Radio;
•	no gains or losses on Holdings’ investments in Canadian Satellite Radio or WorldSpace, Inc.; and
•	less interest income because of additional cash balances at Holdings.
     Proposed Merger
On February 19, 2007, XM Satellite Radio Holdings Inc. and Sirius Satellite Radio Inc. (“Sirius”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which XM and Sirius will combine its businesses through a merger of XM and a newly formed, wholly owned subsidiary of Sirius (the “Merger”).
Each of XM and Sirius has made customary representations and warranties and covenants in the Merger Agreement. The completion of the Merger is subject to various closing conditions, including receiving certain regulatory and antitrust approvals (including from the FCC and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended). XM filed a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“the HSR Act”), with respect to the transactions contemplated by the Merger Agreement between XM and Sirius. On April 12, 2007, both XM and Sirius received from the Department of Justice requests for additional information and documentary material relating to the Merger, generally referred to as a “Second Request.” The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after XM and Sirius have substantially complied with the Second Request. On September 4, 2007, each of XM and Sirius certified to the Department of Justice that it was in substantial compliance with the Second Request.
On March 20, 2007, XM and Sirius filed a Consolidated Application for Authority to Transfer Control with the FCC with respect to the Merger Agreement. On June 8, 2007, the FCC released a Public Notice announcing that the application had been accepted for filing and establishing deadlines of July 9, 2007 for comments and July 24, 2007 for reply comments. On July 24, 2007, XM and Sirius filed a reply to the comments to the merger application. On June 27, 2007, the FCC released a related Notice of Proposed Rule Making asking for comment on whether language in the FCC’s 1997 Order establishing the satellite radio service concerning the transfer of such licenses constitutes a binding rule and, if so, whether the FCC should waive, modify, or repeal the rule if the FCC determines that the proposed merger would serve the public interest. On November 2, 2007, the Company and Sirius each received from the FCC requests for more information and documentary material related to the proposed merger. On November 16, 2007, the Company and Sirius each submitted written responses and documents to the agency in response to these requests.
(2) Summary of Significant Accounting Policies and Practices
     Principles of Consolidation and Basis of Presentation
The Consolidated Financial Statements include the accounts of XM Satellite Radio Holdings Inc. and its subsidiaries. All significant intercompany transactions and accounts have been eliminated. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is consolidated in the Consolidated Financial Statements in accordance with FIN No. 46(R). Beginning March 31, 2007, the Company reported a variable interest entity subject to consolidation by the Company pursuant to FIN No. 46(R). Satellite Leasing (702-4) LLT is a separate legal entity whose primary beneficiary, as defined under FIN No. 46(R), is the Company. See Note 9 under the heading “Debt of Consolidated Variable Interest Entity”. Satellite Leasing (702-4) LLC, an entity solely owned by the third party equity investors, will be entitled to the residual benefits, including ownership of the assets of the trust after repayment of the debt incurred by that entity.
     Accounting Estimates
The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors, which are difficult to predict and are beyond the control of the Company. The Company relies on significant estimates for the following: (i) the estimated useful life of satellites and spacecraft control facilities, (ii) the valuation of the Company’s investment in the DARS license, (iii) the estimated amounts owed to distributors and manufacturers, (iv) share-based payment expense and (v) the valuation allowances against deferred tax assets. Accordingly, actual amounts could differ from these estimates.
     Reclassifications
Certain prior period amounts have been reclassified to conform to the current year presentation. Amounts from Subsidies & distribution related to on-going loyalty payments in the amount of $16.7 million and $19.1 million for the years ended December 31, 2006 and 2005, respectively, were reclassified to Advertising & marketing. Amounts from Prepaid and other current assets related to Canadian Satellite Radio in the amount of $1.6 million as of December 31, 2006 were reclassified to Due from related parties. Restricted investments in the amount of $2.1 million as of December 31, 2006 were reclassified to Prepaid and other assets. These amounts are considered immaterial to the prior periods to which they relate.
     Cash and Cash Equivalents
The Company considers short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amounts reflected in the Consolidated Balance Sheets for Cash and cash equivalents approximate fair value due to their short maturities.
     Accounts Receivable
Accounts receivable are recorded at the invoiced amount. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable losses in the Company’s existing accounts receivable. The Company estimates the allowance based primarily on the Company’s historical write-off experience. Receivable balances are written-off when management deems amounts to be uncollectible, which is generally determined by the number of days past due.
     Inventory
Inventories are stated at the lower of average cost or market. The Company provides estimated inventory allowances for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Inventories consist of both finished goods and component parts. The Company had $11.3 million and $17.0 million of net inventory as of December 31, 2007 and 2006, respectively, which amounts are included in Prepaid and other current assets on the Consolidated Balance Sheets.
During the years ended December 31, 2007, 2006 and 2005, the Company recorded total inventory write-down charges of $16.3 million, $4.9 million and $0, respectively. These charges are reflected in Cost of merchandise in the Consolidated Statements of Operations.
     Investments
Investments in Marketable Equity Securities — Investments in marketable equity securities are classified as available-for-sale securities and are carried at fair value based on current market quotations. Unrealized gains and losses, net of tax, are recorded as a component of Accumulated other comprehensive income in Stockholders’ deficit in the Consolidated Balance Sheets.
Equity Method Investments — Investments in which the Company has the ability to exercise significant influence but not control are accounted for using the equity method. The Company recognizes its share of net earnings or losses of the affiliate as they occur in Other income (expense) in the Consolidated Statements of Operations. The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. The difference between the carrying value of the equity method investment and its estimated fair value is recognized as impairment when the loss in value is deemed other than temporary.
Cost Method Investments — Investments in equity securities that do not have readily determinable fair values and in which the Company does not have a controlling interest or is unable to exert significant influence are recorded at cost, subject to other than temporary impairment.
Investments are periodically reviewed for impairment and a write down is recorded whenever declines in fair value below carrying value are determined to be other than temporary. In making this determination, the Company considers, among other factors, the severity and duration of the decrease as well as the likelihood of a recovery within a reasonable timeframe.
     Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:

Spacecraft system	6.75 – 15 years
Terrestrial repeater network	5 – 10 years
Spacecraft control and uplink facilities	17.5 years
Broadcast facilities	3 – 7 years
Computer systems	3 – 7 years
Building and improvements	20 years
Furniture and fixtures	3 – 7 years
Equipment under capital leases and leasehold improvements	Lesser of useful life or remaining lease term
In February 2007, the transponders on XM-4 were the subject of a sale-leaseback transaction and are now being amortized over their nine-year lease term, less the estimated residual value.
Maintenance and repairs costs are expensed as incurred, whereas expenditures for renewal and betterments are capitalized. The cost of internally developed software is capitalized in accordance with Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and amortized over its estimated useful life. Interest costs incurred in connection with the construction of major equipment and facilities are capitalized as part of the asset cost to which it relates and depreciated over the asset’s useful life. Upon the normal sale or retirement of depreciable property, the net carrying value less any salvage value is recognized as an operating gain or loss in the Consolidated Statements of Operations.
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.
     DARS License and Other Intangible Assets
Intangible assets not subject to amortization, specifically the DARS license, are tested annually for impairment, and are tested for impairment more frequently, if events or circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.
The Company recorded amortization expense of $1.3 million for each year ended December 31, 2007, 2006, 2005 related to acquired programming and receiver agreements with estimated useful lives of 10 years. These agreements had a remaining carrying value of $3.4 million and $4.6 million and accumulated amortization of $9.5 million and $8.2 million at December 31, 2007 and 2006, respectively. Estimated amortization expense for the next three years is $1.3 million in 2008 through 2009 and $0.8 million in 2010.
     Deferred Financing Fees
Deferred financing fees consist primarily of legal, accounting, printing and investment banking fees as well as fees paid to obtain credit facilities. Deferred financing fees are amortized over the life of the corresponding instrument and facility.
     Revenue Recognition
The Company derives revenue primarily from subscription fees and to a lesser extent activation fees, advertising, direct sales of merchandise and royalties. Revenue is recognized as it is realized or realizable and earned.
Subscription revenue is generally recognized straight-line over the term of the subscription. Revenue from subscribers, which is generally billed in advance, consists of (i) fixed charges for service, which are recognized as the service is provided and (ii) non-refundable activation fees that are recognized ratably over the expected 40-month life of the customer relationship. Direct activation costs are expensed as incurred. Promotions for free or discounted service are treated as a reduction to revenue during the period of the promotion. Consideration received in advance of revenue recognition is recorded as deferred revenue.
The Company recognizes revenue for sales of bundled packages, that generally include a radio, activation and service, in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (“EITF Issue No. 00-21”). Pursuant to EITF Issue No. 00-21, the Company allocates the consideration received based on the relative fair values of the individual components.
Advertising revenue is recognized in the period in which the advertisement is broadcast. Advertising revenue is presented net of agency fees in the Consolidated Statements of Operations.
Merchandise revenue is recognized at the time of shipment or delivery of the equipment. Royalty and other revenue are recognized as it is realized or realizable and earned.
     Barter Transactions
The Company trades advertising or XM satellite radio service in exchange for advertising, other products, or services. Revenue and related expenses from barter transactions are recorded at fair value in accordance with EITF Issue No. 99-17, Accounting for Advertising Barter Transactions and SFAS No. 153, Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29. Revenue from barter transactions is recognized when advertising or satellite radio service is provided, and product costs and services received are charged to expense when incurred. Revenue from barter transactions is not material to the Company’s Consolidated Statements of Operations for any of the periods presented herein.
     Share-Based Payments
Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). SFAS No. 123R requires all share-based compensation payments to be recognized in the financial statements based on their fair value using an option pricing model.
The Company adopted SFAS No. 123R using the modified prospective method which requires that compensation cost recognized subsequent to adoption include the applicable amounts of: (i) compensation cost for share-based payments granted prior to, but not yet vested, as of December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, and

(ii) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with SFAS No. 123R. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. The Company uses the Black-Scholes option-pricing model to value stock option awards and has elected to treat awards with graded vesting as a single award. The adoption of SFAS No. 123R had a material impact on the Consolidated Statements of Operations. This impact is more fully described in Note 12.
The fair value of equity instruments granted to non-employees is measured in accordance with EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” The final measurement date of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.
Pro Forma Presentation for Periods Prior to the Adoption of SFAS No. 123R — Under the modified prospective transition method, results for prior periods have not been restated to reflect the effects of implementing SFAS No. 123R. The following table illustrates the effect on net loss during the year ended December 31, 2005 as if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation (in thousands):

Year Ended
December 31, 2005
Net loss attributable to common stockholders, as reported	$(675,312)
Add: Stock-based employee compensation expense included in net loss	5,508
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards	(43,109)

Pro forma net loss	$(712,913)

As reported — net loss per common share: basic and diluted	$(3.07)
Pro forma — net loss per common share: basic and diluted	$(3.25)
     Research & Development
Research and development expenses primarily include the cost of new product development, chipset design, software development and engineering.
     Advertising & Marketing
Advertising & marketing costs includes advertising, media and other events, training and marketing materials for retail and automotive dealer points of presence, are discretionary costs that are expensed as incurred. During the years ended December 31, 2007, 2006, and 2005, the Company expensed approximately $178.7 million, $164.4 million and $182.4 million, respectively. Co-operative marketing costs are recognized as advertising expense to the extent an identifiable benefit is received and the fair value of the benefit can be reasonably measured; otherwise, such costs are recorded as a reduction of revenue.
     Net Loss per Common Share
The Company computes net loss per common share in accordance with SFAS No. 128, Earnings Per Share and SEC Staff Accounting Bulletin (“SAB”) No. 98, Computations of Earnings Per Share. Under the provisions of SFAS No. 128 and SAB No. 98, basic net loss per common share is computed by dividing the net loss attributable to common stockholders (after deducting preferred dividend requirements) for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss attributable to common stockholders for the period by the weighted average number of common and dilutive equivalent shares outstanding during the period. Options, warrants and convertible instruments outstanding as of December 31, 2007 to purchase 49.5 million shares of common stock (47.0 million of which were vested) were not included in the computation of diluted net loss per common share for the year ended December 31, 2007 as their inclusion would have been anti-dilutive. Options, warrants and convertible instruments outstanding as of December 31, 2006 to purchase 51.1 million shares of common stock (46.1 million of which were vested) were not included in the computation of diluted net loss per common share for the year ended December, 31, 2006 as their inclusion would have been anti-dilutive. Options, warrants and convertible instruments outstanding as of December 31, 2005 to purchase 110.5 million shares of common stock (104.2 million of which were vested) were not included in the computation of diluted net loss per common share for the year ended December 31, 2005 as their inclusion would have been anti-dilutive. Unvested shares of restricted stock in the amount of 7.0 million, 3.4 million and 0.8 million as of December 31, 2007, 2006 and 2005, respectively, are not included in the computation of basic net loss per common share or in diluted net loss per common share because their inclusion would have been anti-dilutive. The

Company had a net loss in each of the periods presented, and therefore, basic and diluted net loss per common share are the same.
     Derivative Instruments
The Company applies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which establishes accounting and reporting standards for derivative instruments and hedging activities. The Company does not engage in hedging activities. For derivative instruments not designated as hedging instruments under SFAS No. 133, changes in fair values are recognized in earnings in the current period.
     Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the tax benefits and consequences in future years of differences between the tax bases of assets and liabilities and the financial reporting amounts at each year-end and operating loss and tax credit carryforwards, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the sum of taxes payable for the period and the change during the period in deferred tax assets and liabilities.
     Comprehensive Income or Loss
Accumulated other comprehensive income or loss is reported on the Consolidated Balance Sheets. Unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments are included in other comprehensive income or loss (see Note 7, under the headings “WorldSpace” and “Canadian Satellite Radio”). However, in the event that an unrealized loss is deemed other than temporary, the loss is recognized in earnings. The components of Comprehensive income or loss for the years ended December 31, 2007, 2006 and 2005 are as follows (in thousands):

	Years Ended December 31,
	2007	2006	2005
Net loss	$(682,381)	$(718,872)	$(666,715)
Unrealized gain (loss) on available-for-sale securities, net of tax	125	(125)	5,985
Reclassification adjustment for unrealized gain (loss) on available-for-sale securities, net of tax	125	(5,985)	—
Foreign currency translation adjustment, net of tax	5,126	3,715	—

Total comprehensive loss	$(677,005)	$(721,267)	$(660,730)

Unrealized gain on available-for-sale securities for the year ended December 31, 2007 is shown net of tax provision of $0.1 million. The Company did not record a tax benefit for the unrealized loss on available-for-sale securities for the year ended December 31, 2006. Unrealized gain on available-for-sale securities for the year ended December 31, 2005 is shown net of tax provision of approximately $3.7 million. The Company did not record a tax provision for the reclassification adjustment for unrealized loss on available-for-sale securities for the year ended December 31, 2007. Reclassification adjustment for unrealized gain on available-for-sale securities for the year ended December 31, 2006 is shown net of tax benefit of $3.7 million. Foreign currency translation adjustment for the years ended December 31, 2007 and 2006 is shown net of tax provision of $3.2 million and $2.3 million, respectively.
     Recent Accounting Pronouncements
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations which replaces SFAS No. 141, Business Combinations. This Statement establishes principles and requirements for how the acquirer (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will adopt this standard at the beginning of the Company’s fiscal year ending December 31, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its consolidated financial statements, but the impact will be limited to any future acquisitions beginning in fiscal year 2009.
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. This Statement requires all entities to report noncontrolling interests in subsidiaries as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company will adopt this Statement effective January 1, 2009. The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated results of operations or financial position.
In June 2007, the FASB issued Emerging Issues Task Force (“EITF”) No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, which states that nonrefundable advance payments for future research and development activities should be deferred and capitalized and that such amounts should be recognized as an expense as the goods are delivered or the related services are performed. If an entity does not expect the goods to be delivered or services to be rendered, the capitalized advance payment should be charged to expense. The consensus is effective for the first annual or interim reporting period beginning after December 15, 2007. The Company will adopt this consensus effective January 1, 2008. Based on the Company’s current evaluation of this EITF, the Company does not expect the adoption of EITF Issue No. 07-3 to have a significant impact on its consolidated results of operations or financial position.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company will adopt this Statement effective January 1, 2008. The Company does not expect the adoption of SFAS No. 159 to have a significant impact on its consolidated results of operations or financial position.
In September 2006, the FASB Emerging Issues Task Force issued EITF Issue No. 06-1, Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider, which states how a service provider company that depends on specialized equipment should account for consideration paid to the manufacturers and resellers of such equipment. EITF Issue No. 06-1 requires that the service provider recognize payments based on the form of benefit the end-customer receives from the manufacturer or reseller. If the form of the benefit is “other than cash”, as that term is defined in EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), or the service provider does not control the form of the benefit provided to the customer, then the consideration would be classified as an expense; otherwise, the consideration should be classified as an offset to revenue. The consensus would require retrospective application to all prior periods as of the beginning of the first annual reporting period beginning after June 15, 2007. This Issue is effective for the first annual reporting period beginning after June 15, 2007. The Company does not expect the adoption of EITF Issue No. 06-1 to have a significant impact on its consolidated results of operations or financial position.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 and FSP 157-2, Effective Date of FASB Statement No. 157. FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2, Effective Date of FASB Statement No. 157 delays the effective date of SFAS No. 157 for all nonfinancial assets and liabilities except those that are recognized or disclosed at fair value in the financial statements on at least an annual basis, until January 1, 2009 for calendar year end entities. The Company will adopt this Statement except as it applies to nonfinancial assets and liabilities as noted in FSP 157-2. The Company does not expect the partial adoption of SFAS No. 157 to have a significant impact on its consolidated results of operations or financial position. The Company has not determined the effect that the adoption of SFAS No. 157, as it relates to nonfinancial assets and liabilities, will have on its consolidated results of operations or financial position.
(3) Fair Value of Financial Instruments
The fair value of a financial instrument is the amount at which the instrument could be exchanged in an orderly transaction between market participants to sell the asset or transfer the liability. As of December 31, 2007 and 2006, the Company has determined that the carrying value of each of the financial instruments listed below approximates the fair value based on the reasons indicated.
The carrying amounts of the following financial instruments approximate fair value because of their short maturities: Cash and cash equivalents, accounts receivable, due from related parties, accounts payable, accrued expenses, accrued satellite liability, due to related parties and restricted investments.

The fair value of the Company’s long-term debt is determined by either estimation by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers or quoted market prices at the reporting date for the traded debt securities. As of December 31, 2007 and 2006, the carrying value of its long-term debt was $1,489.8 million and $1,300.6 million, respectively; while the fair value was $1,515.7 million and $1,364.2 million, respectively.
(4) System Under Construction
The Company has capitalized costs including capitalized interest related to the development of its spacecraft system to the extent that it has future benefits. The amounts recorded as system under construction relate to costs to build its spacecraft system and were $151.1 million and $126.0 million as of December 31, 2007 and 2006, respectively.
(5) Property and Equipment
Property and equipment consists of the following (in thousands):

	December 31,
	2007	2006
Spacecraft system	$903,210	$905,507
Terrestrial repeater network	264,664	264,223
Spacecraft control and uplink facilities	48,172	46,181
Broadcast facilities	66,316	65,302
Land	8,788	8,788
Buildings and improvements	74,521	73,252
Computer systems, furniture and fixtures, and equipment	297,450	254,177

Total property and equipment	1,663,121	1,617,430
Accumulated depreciation and amortization	(952,751)	(767,768)

Property and equipment, net	$710,370	$849,662

(6) DARS License
The Company’s DARS license is valid for eight years upon successful launch and orbital insertion of the satellites and can be extended by the FCC. The DARS license requires that the Company comply with a construction and launch schedule specified by the FCC for each of the first two authorized satellites, which has occurred. The FCC has the authority to revoke the authorizations and in connection with such revocation could exercise its authority to rescind the Company’s license (see Note 17). The Company determined that its DARS license was an intangible asset having an indefinite useful life pursuant to SFAS No. 142. The Company believes that the administrative fees necessary to renew the license will be de minimis compared to the initial fee to obtain the license, and the Company has met all of the established milestones specified in the FCC license agreement. The Company also anticipates no difficulties in renewing the license as long as the Company continues to adhere to the various regulatory requirements established in the license grant. Although the Company faces competition from a variety of sources, the Company does not believe that the risks of the technology becoming obsolete or of a decrease in demand for the DARS service are significant.
(7) Investments
The Company’s investments consist primarily of an equity method investment, a cost method investment and available-for-sale securities as follows (in thousands):

	December 31,
	2007	2006
Equity method investment	$30,144	$74,252
Cost method investment	—	480
Available-for-sale securities	5,399	5,860
Embedded derivative accounted for separately from the host contract	1,438	—

Total investments	$36,981	$80,592

Equity Method Investment and Available-for-Sale Debt Securities
     Canadian Satellite Radio (“XM Canada”)
In December 2005, XM Canada, a related party, issued to XM 11,077,500 Class A subordinate voting shares representing a 23.33% ownership interest and 11% voting interest in XM Canada. These shares were determined to have an initial fair value of $152.1 million, based on the XM Canada initial public offering price of C$16.00 per share. XM accounts for its ownership in XM Canada using the equity method of accounting.
XM Canada has a fiscal year end of August 31. XM records its share of XM Canada’s net income or loss, using the average currency exchange rate for the period, based on XM Canada’s quarterly periods ending on the last day of February, May, August and November. During 2007 and 2006, XM recorded a currency translation gain of $5.0 million (net of $3.2 million tax provision) and $3.7 million (net of $2.3 million tax provision), respectively, as a component of Accumulated other comprehensive income in Stockholders’ deficit in the Consolidated Balance Sheets.
During June 2007 and December 2006, the Company reduced the carrying value of its equity method investment in XM Canada due to decreases in fair value that were considered to be other than temporary and recorded impairment charges of $35.8 million and $57.6 million, respectively, to Loss from impairment of investments in the Consolidated Statements of Operations. XM Canada’s shares trade publicly on the Toronto Stock Exchange under the symbol “XSR.TO”. The fair value of the Company’s equity method investment in XM Canada is determined based on XM Canada’s quoted share price on the date of the most recent financial statements, which precedes the Company’s by one month. The quoted market price on November 30, 2007 (the date of XM Canada’s most recent financial statements) was C$5.85, or US$5.85. Based on the number of shares held by the Company, the fair value of the Company’s equity method investment in XM Canada was $64.8 million on December 31, 2007. The carrying value of the Company’s equity method investment in XM Canada was $30.1 million and $74.3 million at December 31, 2007 and 2006, respectively.
During September 2007, the Company purchased C$4.0 million face value 8% convertible unsecured subordinated debentures issued by XM Canada for $3.9 million. The notes mature in 2014 and are convertible into shares of Class A subordinate voting shares of XM Canada at a price of C$5.92 per share. The embedded conversion feature is required to be bifurcated from the underlying debt, or host contract, and accounted for as a derivative at fair value with changes in fair value recorded in earnings as Interest income. The host contract is held as an available-for-sale security at fair value with changes in fair value recorded in Accumulated other comprehensive income, net of tax. The host contract and derivative were initially recorded at $2.4 million and $1.5 million, respectively. Foreign currency translation adjustments related to the host contract and derivative are recorded in Accumulated other comprehensive income, net of tax and Other income (expense), respectively. Unrealized gain and foreign currency translation adjustment related to the host contract for the year ended December 31, 2007 was $0.1 million (net of immaterial tax provision) and $0.1 million (net of immaterial tax provision), respectively. The change in fair value of the derivative and related foreign currency translation adjustment were not material for the year ended December 31, 2007. As of December 31, 2007, the fair value of the host contract and derivative was $2.8 million and $1.4 million, respectively.
Summarized unaudited financial information for XM Canada is as follows (US$ in thousands):

	November 30,	November 30,
	2007	2006
Current assets	$51,959	$50,641
Non-current assets	$240,873	$247,848
Current liabilities	$38,969	$17,782
Non-current liabilities	$116,855	$101,674
Total shareholders’ equity	$137,008	$179,033

	Twelve months ended	Twelve months ended	Period ended
	November 30, 2007	November 30, 2006	November 30, 2005
Revenues	$23,818	$9,552	$39
Net loss	$70,677	$98,768	$12,400
XM’s share of net loss	$16,491	$23,229	$482

Cost Method Investment and Available-for-Sale Equity Securities
     WorldSpace
On July 18, 2005, XM acquired 1,562,500 shares of Class A common stock of WorldSpace, Inc. (“WSI”) and a warrant to purchase at WSI’s initial public offering price of $21.00 an additional aggregate number of shares equal to $37.5 million, subject to certain operational vesting conditions, in exchange for $25.0 million. XM allocated its $25.0 million investment between the two financial instruments, $12.9 million to the Class A common stock and $12.1 million to the warrant. XM accounts for its investment in WSI Class A common stock as available-for-sale securities and accounts for its investment in the warrant under the cost method, subject to other than temporary impairment. WorldSpace provides XM certain programming in exchange for a nominal monthly fee under an amended programming agreement that extends through June 7, 2009.
During June 2006 and December 2007, the Company reduced the carrying values of its investment in WSI common stock due to decreases in fair values that were considered to be other than temporary and recorded impairment charges of $7.3 million and $3.4 million, respectively, to Loss from impairment of investments in the Consolidated Statements of Operations. During June 2006 and September 2007, the Company reduced the carrying value of its investment in the warrant due to decreases in fair values that were considered to be other than temporary and recorded impairment charges of $11.6 million and $0.5 million, respectively, to Loss from impairment of investments in the Consolidated Statements of Operations. WorldSpace’s shares trade publicly on the NASDAQ Stock Exchange under the symbol “WRSP”. The quoted market price on December 31, 2007 was $1.68. Based on the number of shares held by the Company, the fair value of the Company’s investment in WSI common stock was $2.6 million on December 31, 2007. As of December 31, 2007, the carrying value of the Company’s investments in WSI common stock and warrant was $2.6 million and $0, respectively. As of December 31, 2006, the carrying value of the Company’s investments in WSI common stock and warrant was $5.5 million (which included $0.1 million of unrealized losses) and $0.5 million, respectively.
(8) Deferred Financing Fees
Deferred financing fees consist of the following (in thousands):

	December 31,
	2007	2006
10% senior secured discount convertible notes due 2009	$1,432	$1,432
9.75% senior notes due 2014	16,091	16,091
Senior floating rate notes due 2013	5,354	5,354
1.75% convertible senior notes due 2009	10,066	10,066
Valuation of warrants issued to related party in conjunction with credit facilities	25,151	25,151
Valuation of warrants issued to related party in conjunction with the issuance of 10% senior secured discount convertible notes	—	540
Mortgages	—	504
Debt of consolidated variable interest entity	4,262	—

Total deferred financing fees	62,356	59,138
Accumulated amortization	(27,766)	(20,537)

Deferred financing fees, net	$34,590	$38,601

(9) Long-Term Debt
Certain of the Company’s debt instruments and credit facilities contain covenants that include restrictions on indebtedness, mergers, limitations on liens, limitations on dividends, liquidations and sale and leaseback transactions, and also require the maintenance of certain financial ratios. The Company was in compliance with all of its covenants as of December 31, 2007. The Company’s debt instruments and credit facilities permit the debt issued thereunder to be accelerated upon certain events, including the failure to pay principal when due under any of the Company’s other debt instruments or credit facilities subject to materiality thresholds.

The following table presents a summary of the debt activity for the year ended December 31, 2007 (in thousands):

	December 31,	Issuances/	Discount	Principal	December 31,
	2006	Additions	Amortization	Payments	2007
9.75% senior notes due 2014	$600,000	$—	$—	$—	$600,000
1.75% convertible senior notes due 2009	400,000	—	—	—	400,000
Senior floating rate notes due 2013	200,000	—	—	—	200,000
10% senior secured discount convertible notes due 2009	33,249	—	—	—	33,249
Less: discount	(5,213)	—	1,459	—	(3,754)
Debt of consolidated variable interest entity	—	230,800	—	—	230,800
Mortgages	38,877	—	—	(38,877)	—
Capital leases	33,711	9,453	—	(13,667)	29,497

Total debt	1,300,624	$240,253	$1,459	$(52,544)	1,489,792

Less: current portion	14,445				9,153

Long-term debt, net of current portion	$1,286,179				$1,480,639

Future maturities of long-term debt, stated at fully accreted values, as of December 31, 2007 are as follows (in thousands):

Year ending December 31,	Amount
2008	$9,153
2009	442,779
2010	8,733
2011	38,995
2012	132,971
Thereafter	860,915

Total debt	$1,493,546

     9.75% Senior Notes due 2014
The aggregate principal balance of the unsecured 9.75% Senior Notes due 2014 outstanding as of December 31, 2007 is $600 million. Interest is payable semi-annually on May 1 and November 1 at a rate of 9.75% per annum. The notes are unsecured and will mature on May 1, 2014. The Company, at its option, may redeem the notes at declining redemption prices at any time on or after May 1, 2010, subject to certain restrictions. Prior to May 1, 2010, the Company may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the date of redemption. The notes are subject to covenants that, among other things, require the repurchase of the notes at 101% of principal amount in the event of a change of control, and limit Inc.’s ability and the ability of certain of Inc.’s subsidiaries to incur additional indebtedness; pay dividends on, redeem or repurchase Inc.’s capital stock; make investments; engage in transactions with affiliates; create certain liens; or consolidate, merge or transfer all or substantially all of Inc.’s assets and the assets of Inc.’s subsidiaries on a consolidated basis.
     1.75% Convertible Senior Notes due 2009
The aggregate principal balance of the 1.75% Convertible Senior Notes due 2009 outstanding as of December 31, 2007 is $400 million. Interest is payable semi-annually at a rate of 1.75% per annum. The remaining principal balance is payable in December 2009. The notes may be converted by the holder, at its option, into shares of the Company’s Class A common stock initially at a conversion rate of 20.0 shares of Class A common stock per $1,000 principal amount, which is equivalent to an initial conversion price of $50.00 per share of Class A common stock (subject to adjustment in certain events), at any time until December 1, 2009.
     Senior Floating Rate Notes due 2013
The aggregate principal balance of the unsecured Senior Floating Rate Notes due 2013 outstanding as of December 31, 2007 is $200 million. Interest is payable quarterly on May 1, August 1, November 1 and February 1 at a rate currently set at 9.4113% per annum through February 1, 2008. Thereafter, the rate is reset quarterly to 450 basis points over the three-month LIBOR. The notes are unsecured and will mature on May 1, 2013. The Company, at its option, may redeem the notes at declining redemption prices at any time on or after May 1, 2008, subject to certain restrictions. Prior to May 1, 2008, the Company may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the date of redemption. The notes are subject to covenants that, among other things, require the repurchase of the notes at 101% of principal amount in the event of a change of control, and limit Inc.’s ability and the ability of certain of Inc.’s subsidiaries to incur additional indebtedness; pay dividends on, redeem or repurchase Inc.’s capital stock; make investments; engage in transactions with affiliates; create certain liens; or consolidate, merge or transfer all or substantially all of Inc.’s assets and the assets of Inc.’s subsidiaries on a consolidated basis.
     10% Senior Secured Discount Convertible Notes due 2009
The aggregate principal balance of the 10% Senior Secured Discount Convertible Notes due 2009 outstanding as of December 31, 2007 is $33.2 million. Interest accreted through December 31, 2005 and is thereafter payable semi-annually at a rate of 10% per annum, while the remaining principal balance is payable in December 2009. At any time, a holder of the notes may convert all or part of the accreted value of its notes at a conversion price of $3.18 per share. At any time on or after December 21, 2006, the Company may require holders of the notes to convert all, but not less than all of the notes at the conversion price of $3.18 per share if: (i) shares of Class A common stock have traded on the NASDAQ National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) the Company reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which the Company reports its financial results, (iii) immediately following such conversion, the aggregate amount of the Company and its subsidiaries’ indebtedness is less than $250 million, and (iv) no shares of the Company’s Series C convertible redeemable preferred stock remain outstanding. The notes are secured by substantially all of Inc.’s assets, including the stock of Inc.’s FCC license subsidiary. In addition, the Notes are guaranteed by the Company, rank equally in right of payment with all of Inc.’s other existing and future senior indebtedness, and are senior in right of payment to all of Inc.’s existing and future subordinated indebtedness.
     Debt of Consolidated Variable Interest Entity
On February 13, 2007, the Company entered into a sale-leaseback transaction with respect to the transponders on the XM-4 satellite, which was launched in October 2006 and placed into service during December 2006. The Company sold the XM-4 transponders to Satellite Leasing (702-4) LLT (“Trust”), a third-party trust formed solely for the purpose of facilitating the sale-leaseback transaction. The Trust pooled the funds used to purchase the transponders from a $57.7 million investment by an equity investor and the $230.8 million in proceeds from the issuance of its 10% senior secured notes due 2013 (“Debt of consolidated variable interest entity”). The Company is accounting for the sale and leaseback of the transponders under sale-leaseback accounting with a capital lease, pursuant to SFAS No. 13, Accounting for Leases, as amended. Furthermore, the Company determined that the Trust is a variable interest entity, as that term is defined under FIN No. 46(R), and that the Company is the primary beneficiary of the Trust. Pursuant to FIN No. 46(R), the Company consolidated the Trust into its Consolidated Financial Statements.
The Company sold the XM-4 transponders to the Trust owned by Satellite Leasing (702-4) LLC (“Owner participant”) for $288.5 million. XM Satellite Radio Inc. is leasing the transponders for a term of nine years. These lease payment obligations, which are unconditional and guaranteed by XM Satellite Radio Holdings Inc., are senior unsecured obligations and rank equally in right of payment with existing and future senior unsecured obligations. Under the terms of the lease, the Company is obligated to make payments that total $437.4 million, of which $126.6 million is interest, over the nine-year base lease term. Payments totaling $27.9 million were made in 2007, while the following amounts are due in the future: $33.2 million in 2008, $28.9 million in 2009, $28.4 million in 2010, $71.0 million in 2011, $145.8 million in 2012 and $102.2 million thereafter.
Throughout the term of the lease, at any time when the Company is not investment grade, the Company will provide credit support to the Owner participant. To provide this credit support, the Company retired the existing mortgages on its headquarters and data center properties in Washington, D.C. and put into place new mortgage liens on those properties in favor of the Owner participant.
The Company will have full operational control over the transponders for the lease term, absent default. The Company is subject to an obligation to sell the XM-4 Bus, the remaining component of the XM-4 satellite, to the lessor for a nominal sum in the event that the Company does not repurchase the transponders at the end of the term.
The Company has an early buyout option in year five, a buy-out right at the end of the lease term and other rights to purchase the transponders or the equity interest in the lessor. The Company also has rights to cause the lessor to effect a refinancing of the notes, and any interest savings from the refinancing would result in reduced lease payments.
The Company can be required to repurchase the transponders upon the occurrence of specified events, including an event of loss of the satellite (subject to the right to substitute another satellite meeting equivalent or better value and functionality tests), changes in law that impose a material regulatory burden on the Owner participant, changes of control and events resulting in the absence of another holder (other than the Company and its affiliates) of FCC satellite radio licenses in the frequency bands that can be served by the XM-4 satellite. The Company has agreed to provide indemnities in the event that certain actions by the Company cause the Owner participant to lose or not be able to take certain tax positions relating to the transaction.
     Mortgages
1500 Eckington Place
As of December 31, 2007 and 2006, the remaining principal balance of the 1500 Eckington Place Mortgage Loan was $0 and $32.4 million, respectively. Principal and interest at a fixed rate of 6.015% was payable monthly until the mortgage was scheduled to mature in September 2014. The mortgage loan was secured by the building and an escrow with a balance of $1.4 million at December 31, 2006. The mortgage loan on this property was retired during February 2007.
60 Florida Avenue
As of December 31, 2007 and 2006, the remaining principal balance of the 60 Florida Avenue Mortgage Loan was $0 and $6.5 million, respectively. Principal and interest at a fixed rate of 8.26% was payable monthly until the mortgage was scheduled to mature in September 2010. The mortgage loan was secured by the building, the land, and an escrow with a balance of $0.3 million at December 31, 2006. The mortgage loan on this property was retired during February 2007.
     $250 million Senior Secured Revolving Credit Facility
     On May 5, 2006, Inc. entered into a $250.0 million revolving credit facility with a group of banks. Inc. has the right to increase the size of the facility by up to $100.0 million, with any increase to be syndicated on a “best efforts” basis with no lender being required to increase its commitment. As of December 31, 2007, the Company had full borrowing capacity under the facility.
     The facility has a term of three years and is expected to serve as a standby facility for additional liquidity. Borrowings under the facility will bear interest at a rate of LIBOR plus 150 to 225 basis points or an alternate base rate, to be the higher of the JPMorgan Chase prime rate and the Federal Funds rate plus 50 basis points, in each case plus 50 to 125 basis points. The facility includes a $120.0 million sublimit for letters of credit and a $5.0 million sublimit for swingline loans. Inc. expects to pay a commitment fee of 37.5 to 50 basis points per year on unused portions of the facility. The credit facility is secured by substantially all of Inc.’s assets other than specified property. The facility includes customary events of default and requires Inc. to maintain at all times unrestricted cash and cash equivalents of at least $75.0 million. The facility also includes customary conditions to draw, including Inc. not undergoing any material adverse change. As of December 31, 2007 there were no amounts outstanding or letters of credit issued under the credit facility. During February 2008, the Company drew $187.5 million on this credit facility, all of which remained outstanding at February 28, 2008.
     Senior Secured Credit Facility
     The Company and Inc. have a revolving $150.0 million Senior Secured Credit Facility with GM that matures on the earlier of December 31, 2009 or six months after the Company achieves investment grade status. It enables the Company to make monthly draws to finance payments that become due under the Company’s distribution agreement with GM and other GM payments. All draws under the facility bear interest at a per annum rate of LIBOR plus 8%. Interest payments are due semiannually.
     The Company is required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of the Company’s excess cash and (ii) the amount necessary to prepay the draws in full. Also, in the event that the Company merges with another entity or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, then any outstanding advances are required to be prepaid by the Company. Furthermore, in the event that the $250.0 million revolving credit facility is terminated prior to its expiration and not replaced with a revolving credit facility of at least $250.0 million with a term that extends to December 31, 2009 or beyond, then any outstanding advances are required to be prepaid by the Company.
     In order to make draws under the credit facility, the Company is required to have a minimum pre-marketing operating income as defined. The GM facility will be unsecured until the first draw under the Company’s bank credit facility and then secured on a second priority basis behind the secured indebtedness permitted to be incurred under the bank credit facility. As of December 31, 2007, there were no amounts outstanding under this credit facility.

(10) De-leveraging Transactions
     2007 De-leveraging Transactions
     During 2007, the Company retired its mortgage loans on 1500 Eckington Place and 60 Florida and recorded a de-leveraging loss of $2.9 million and $0.8 million from these retirements in Other income (expense) in the Consolidated Statements of Operations for the year ended December 31, 2007.
     2006 De-leveraging Transactions
     Through the cash tender offer, redemptions and other transactions discussed in this Note 10, the Company de-leveraged $568.2 million carrying value, or $633.2 million fully accreted face value at maturity for $532.4 million in cash consideration, which included $19.3 million of accrued interest, and 48.8 million shares of Class A common stock. The Company recorded a de-leveraging loss of $122.2 million from these extinguishments in Other income (expense) in the Consolidated Statements of Operations for the year ended December 31, 2006. This includes the following de-leveraging transactions:
14% Senior Secured Discount Notes due 2009
The Company repurchased or redeemed $148.7 million aggregate carrying value, or $186.5 million aggregate fully accreted face value at maturity, of its 14% Senior Secured Discount Notes due 2009, for a redemption price of $209.6 million, including accrued interest of $9.6 million. As a result of the transaction, the Company recorded a de-leveraging charge of $52.8 million; consisting of a redemption premium of $13.9 million, unamortized debt issuance costs of $1.3 million and unamortized discounts of $37.6 million.
12% Senior Secured Notes due 2010
The Company repurchased or redeemed $100.0 million aggregate carrying value and fully accreted face value at maturity, of its 12% Senior Secured Notes due 2010 for a redemption price of $117.2 million, including accrued interest of $4.5 million. As a result of the transaction, the Company recorded a de-leveraging charge of $15.5 million; consisting of a redemption premium of $13.0 million and unamortized debt issuance costs of $2.4 million.
10% Senior Secured Discount Convertible Notes due 2009
The Company exchanged $119.5 million aggregate carrying value, or $146.6 million aggregate fully accreted face value at maturity, of its 10% Senior Secured Discount Convertible Notes due 2009 by issuing approximately 48.8 million shares of Class A common stock. As a result of the transactions, the Company recorded a de-leveraging charge consisting of a redemption premium of $49.8 million. In addition, the Company wrote-off an unamortized beneficial conversion feature of $27.3 million to interest expense and unamortized debt issuance costs of $4.5 million to Additional paid-in capital.
Senior Secured Floating Rate Notes due 2009
The Company repurchased or redeemed $200.0 million aggregate carrying value and fully accreted face value at maturity, of its Senior Secured Floating Rate Notes due 2009 for a redemption price of $205.6 million, including accrued interest of $5.2 million. As a result of the transaction, the Company recorded a de-leveraging charge of $4.1 million; consisting of a redemption premium of $0.4 million and unamortized debt issuance costs of $3.7 million.
     2005 De-leveraging Transactions
     During 2005, the Company entered into agreements with certain holders of its notes to de-leverage $80.0 million carrying value, or $93.8 million fully accreted face value at maturity, for $42.0 million in cash consideration, which included $0.7 million of accrued interest, and 18.3 million shares of Class A common stock. The Company recorded a de-leveraging loss of $27.6 million from these extinguishments in Other income (expense) in the Consolidated Statements of Operations for the year ended December 31, 2005. This includes the following de-leveraging transactions:
12% Senior Secured Notes due 2010
The Company repurchased $15.0 million aggregate carrying value and fully accreted face value at maturity, of its 12% Senior Secured Notes due 2010 for a redemption price of $17.2 million, including $0.4 million of accrued interest. As a result of the transaction, the Company incurred a $2.2 million de-leveraging charge; consisting of a redemption premium of $1.8 million and unamortized debt issuance costs of $0.4 million.
14% Senior Secured Notes due 2010
The Company repurchased the remaining $19.8 million aggregate carrying value, or $22.8 million aggregate fully accreted face value at maturity, of its 14% Senior Secured Notes due 2010 for a redemption price of $24.8 million, including $0.3 million of accrued interest. As a result of the transaction, the Company incurred a $4.9 million de-leveraging charge; consisting of a redemption premium of $1.6 million, unamortized discount of $3.0 million and unamortized debt issuance costs of $0.3 million.
10% Senior Secured Discount Convertible Notes due 2009
The Company exchanged $45.2 million aggregate carrying value, or $56.0 million aggregate fully accreted face value at maturity, of its 10% Senior Secured Discount Convertible Notes due 2009 by issuing 18.3 million shares of Class A common stock. As a result of the transactions, the Company recorded a de-leveraging charge consisting of a redemption premium of $20.5 million. In addition, the Company wrote-off a beneficial conversion feature of $10.7 million to interest expense and unamortized debt issuance costs of $1.5 million to Additional paid-in capital.
(11) Equity
     Preferred Stock
     The Company has authorized 60,000,000 shares of preferred stock, par value $0.01, of which 15,000,000 shares were designated non-voting Series A convertible preferred stock, 3,000,000 shares were designated non-voting 8.25% Series B convertible redeemable preferred stock, and 250,000 shares were designated 8.25% Series C convertible redeemable preferred stock, all of which are convertible into Class A common stock at the option of the holder. Additionally, 250,000 shares were designated as non-voting Series D participating preferred stock in connection with the adoption of the Shareholders’ Rights Plan and are junior to all other classes of preferred stock. The Series A convertible preferred stock receives dividends, if declared, ratably with the common stock. The Series C convertible redeemable preferred stock contains voting and certain consent rights.
     There were 5,393,252 shares of Series A convertible preferred stock issued and outstanding with a liquidation preference of $51.4 million as of December 31, 2007 and 2006. During 2006, the Company repurchased the Series B convertible redeemable preferred stock and converted the Series C convertible redeemable preferred stock. There were no shares issued and outstanding of the Series B convertible redeemable preferred stock, Series C convertible redeemable preferred stock or Series D preferred stock as of December 31, 2007 and 2006.
     Stock Dividends on Preferred Stock
     The Company paid 2006 quarterly dividends on the 8.25% Series B convertible redeemable preferred stock on February 1, 2006 and May 1, 2006 by issuing 18,126 and 5,128 shares of Class A common stock, respectively, to the respective holders of record. The Company ceased the payment of dividends subsequent to the May 1, 2006 payment as all the remaining shares were repurchased by the Company (as discussed below). The Company paid 2005 quarterly dividends on the 8.25% Series B convertible redeemable preferred stock on February 1, 2005, May 1, 2005, August 1, 2005 and November 1, 2005 by issuing 14,714, 16,784, 14,614 and 15,299 shares of Class A common stock, respectively, to the respective holders of record.
     The terms of the Company’s 8.25% Series C convertible redeemable preferred stock provided for cumulative dividends payable in cash. The net loss attributable to common stockholders reflects the accrual of the dividends to preferred stockholders for the years ended December 31, 2006 and 2005.
     Repurchases of Series B Convertible Redeemable Preferred Stock
     In April 2006, the Company repurchased 366,304 shares of its 8.25% Series B convertible redeemable preferred stock, for approximately $18.3 million (or $50.00 per share). In June 2006, the Company repurchased the remaining 107,985 shares of 8.25% Series B convertible redeemable preferred stock, for approximately $5.6 million (or $51.65 per share). These repurchases included an aggregate premium of $755,000 and accrued dividends of $68,000, but excluded approximately $260,000 of accrued dividends that were forgiven.
     Conversions of Series C Convertible Redeemable Preferred Stock
     In October 2006, the Company converted 29,246 shares of its 8.25% Series C convertible redeemable preferred stock into 5.4 million shares of its Class A common stock. In November 2006, the Company converted its remaining 50,000 shares of its 8.25% Series C convertible redeemable preferred stock into 9.1 million shares of its Class A common stock. These conversions included an aggregate premium of $5.9 million (included in net loss attributable to common stockholders) and accrued dividends of $40.7 million.

     Common Stock
     The Company has authorized 600,000,000 shares of Class A common stock, par value of $0.01, of which 316,684,482 and 305,781,515 shares were issued and outstanding as of December 31, 2007 and 2006, respectively. As of December 31, 2007, there were 7,023,387 restricted Class A common shares issued and outstanding that was subject to forfeiture pending vesting. The Company has authorized 15,000,000 shares of Class C common stock, par value of $0.01, of which no shares were issued and outstanding as of December 31, 2007 and 2006.
     Class A Common Stock Issuances
     During 2007, 2006 and 2005, the Company issued 0.2 million, 0.8 million and 2.5 million shares, respectively, of Class A common stock related to the exercise of certain warrants. During 2006 and 2005, the Company issued 48.8 million and 18.3 million shares, respectively, of Class A common stock to convert or redeem certain notes. During 2006, the Company issued 14.5 million shares of Class A common stock to convert certain preferred stock. On June 14, 2005, the Company completed a public offering of 9,668,063 shares of its Class A common stock at $31.20 per share. The 9,668,063 shares offered by the Company resulted in net proceeds of $300 million.
     In December 2007, the Company signed a termination and release agreement with Starbucks Corporation (“Starbucks”). In connection with this agreement, the Company issued 1,853,412 shares of its Class A common stock to Starbucks. In exchange for issuing these shares, other than some limited rights to use trademarks, the Company and Starbucks released each other from all remaining obligations under this previous agreement. The Company recognized Subsidies & distribution and Advertising & marketing expense of $9.2 million and $12.8 million, respectively, associated with the issuance of these shares.
     Warrants
     14% Senior Secured Notes due 2010 Warrants — As part of the issuance of 14% Senior Secured Notes due 2010, the Company granted warrants to purchase shares of the Company’s Class A common stock. As of December 31, 2007, 2.6 million shares were available for purchase at a price of $45.17 per share. The exercise price of each warrant may be paid either in cash or without the payment of cash by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. The warrants are fully vested and expire March 15, 2010.
     14% Senior Secured Discount Notes due 2009 Warrants — As part of the exchange of 14% Senior Secured Notes due 2010 for 14% Senior Secured Discount Notes due 2009, the Company granted warrants to purchase shares of the Company’s Class A common stock. As of December 31, 2007, approximately 7.4 million shares were available for purchase at a price of $3.16 per share. The exercise price of each warrant may be paid either in cash or without the payment of cash by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. The warrants are fully vested and expire December 31, 2009.
     Boeing Satellite Systems — Pursuant to the Company’s satellite contract for XM-4, the Company issued a fully vested warrant to Boeing Satellite Systems in July 2003 to purchase 500,000 shares of its Class A common stock at $13.524 per share. The fair value of this warrant was determined to be approximately $5.8 million using a Black-Scholes based methodology and is included in the cost of XM-4. These warrants expire July 31, 2008 and have been transferred by Boeing to Bank of America.
     Space Systems/Loral — Pursuant to the Company’s satellite contract for XM-5, the Company issued a fully vested warrant to Space Systems/Loral to purchase 400,000 shares of its Class A common stock at $32.42 per share during 2005. The fair value of this warrant was determined to be approximately $4.9 million using a Black-Scholes based methodology and is included in the cost of XM-5. These warrants expire December 31, 2011.
     Shareholders’ Rights Plan
     In August 2002, the Company adopted a Shareholders’ Rights Plan (commonly known as a “poison pill”) in which preferred stock purchase rights were granted as a dividend at the rate of one right for each share of common stock held of record as of the close of business on August 15, 2002. The rights would be exercisable only upon the occurrence of certain events relating to an unsolicited take-over or change of control of the Company.
(12) Share-Based Payment
     The Company has three share-based payment plans. It is the practice of the Company to satisfy awards and options granted under these plans through the issuance of new shares. During the years ended December 31, 2007, 2006 and 2005, the

Company recognized share-based payment expense of $86.2 million, $68.0 million and $6.0 million, respectively. In each of the periods described above, compensation expense was recorded in the Consolidated Statements of Operations related to these plans. For a summarized schedule of the distribution of share-based payment expense, see the appended footnote to the Consolidated Statements of Operations on page F-5 of this Form 10-K. The Company did not capitalize any share-based payment cost during the years ended December 31, 2007, 2006 and 2005. The Company did not realize any income tax benefits from share-based payment plans during the years ended December 31, 2007, 2006 and 2005, as a result of a full valuation allowance that is maintained for substantially all net deferred tax assets.
   2007 Stock Incentive Plan
On May 25, 2007, the Company adopted the 2007 Stock Incentive Plan (“2007 Plan”) under which officers, other employees and other key individuals may be granted various types of equity awards, including restricted stock, stock units, stock options, stock appreciation rights, dividend equivalent rights and other stock awards. A total of 25,000,000 shares of the Company’s Class A common stock are reserved for issuance pursuant to these awards. Stock option awards under the 2007 Plan generally vest ratably over three years based on continuous service; while restricted stock generally vests ratably over one or three years based on continuous service. Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and expire no later than ten years from the date of grant. Grants of equity awards other than stock options or stock appreciation rights reduce the number of shares available for future grant by 1.5 times the number of shares granted under such equity awards. As of December 31, 2007, there were 17,777,161 shares available under the 2007 Plan for future grant.
   1998 Shares Award Plan
On June 1, 1998, the Company adopted the 1998 Shares Award Plan (“1998 Plan”) under which, as amended, employees, consultants and non-employee directors may be granted stock options and restricted stock for up to 25,000,000 shares of the Company’s Class A common stock. Stock option awards and restricted stock awards under the 1998 Plan generally vest ratably over three years based on continuous service. Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and expire no later than ten years from the date of grant. As of December 31, 2007, there were 763,913 shares available under the 1998 Plan for future grant.
   XM Talent Option Plan
In May 2000, the Company adopted the XM Talent Option Plan (“Talent Plan”) under which non-employee programming consultants to the Company may be granted stock options for up to 500,000 shares of the Company’s Class A common stock, which shares are reserved under the Talent Plan. Stock option awards under the Talent Plan generally vest ratably over three years based on continuous service. Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and expire no later than ten years from the date of grant. As of December 31, 2007, there were 340,000 options available under the Talent Plan for future grant.
Stock Options — The fair value of each stock option award is estimated on the date of grant using a Black-Scholes option-pricing model based on the following weighted average assumptions:

	Years Ended December 31,
	2007	2006	2005
Expected dividend yield	0%	0%	0%
Expected volatility (1)	41% - 60%	42% - 52%	39% - 47%
Risk-free interest rate (2)	3.45% - 4.92%	4.59% - 5.10%	3.32% - 4.33%
Expected term (in years) (3)	4.13 - 6.00	6.00	5.00

(1)	Expected volatilities are based on implied volatilities from publicly traded options on the Company’s stock. The weighted average volatility for the years ended December 31, 2007, 2006 and 2005 was 49%, 45% and 45%, respectively.

(2)	The risk-free rate for periods within the contractual term of the stock option is based on the U.S. Treasury yield curve in effect at the time of grant.

(3)	Beginning in the fourth quarter of 2007, expected term is derived from a model based upon actual historical option exercises. Previously the expected term was calculated as the average between the vesting term and the contractual term, weighted by tranche, pursuant to SAB No. 107.
A summary of the status of the Company’s aggregate stock option awards under the 2007 Plan, 1998 Plan and the Talent Plan as of December 31, 2007, and activity during the years then ended is presented below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual Term	Value
	Shares	Price	(Years)	(in thousands)
Outstanding, January 1, 2005	14,686,161	$15.37
Granted	2,019,505	$29.21
Exercised	(1,793,278)	$10.37
Forfeited, cancelled or expired	(343,376)	$21.36

Outstanding, December 31, 2005	14,569,012	$17.81
Granted	2,751,699	$18.36
Exercised	(600,017)	$7.53
Forfeited, cancelled or expired	(876,810)	$26.30

Outstanding, December 31, 2006	15,843,884	$18.41
Granted	617,600	$12.59
Exercised	(1,086,871)	$7.12
Forfeited, cancelled or expired	(588,345)	$23.75

Outstanding, December 31, 2007	14,786,268	$18.79	5.87	$18,874
Vested and expected to vest, December 31, 2007	14,401,827	$18.83	5.87	$18,383
Exercisable, December 31, 2007	12,299,083	$18.56	5.38	$18,576
The per share weighted-average fair value of stock option awards granted during the years ended December 31, 2007, 2006 and 2005 was $6.40, $9.36 and $12.83, respectively, on the date of grant. The total intrinsic value on the date of exercise of stock option awards exercised during years ended December 31, 2007, 2006 and 2005 was $7.4 million, $7.2 million and $37.0 million, respectively. As of December 31, 2007, there was $13.6 million of total unrecognized compensation cost related to stock option awards granted under the 2007 Plan, 1998 Plan and Talent Plan. The weighted-average period over which the compensation expense for these awards is expected to be recognized is 1.39 years as of December 31, 2007.
Restricted Stock — A summary of the status of the Company’s aggregate restricted stock awards under the 2007 Plan and 1998 Plan as of December 31, 2007 and activity during the years then ended is presented below:

		Weighted-Average
		Grant Date
	Shares	Fair Value
Nonvested, January 1, 2005	10,000	$26.97
Granted	865,627	$28.90
Vested	(3,333)	$26.97
Forfeited	(45,000)	$32.13

Nonvested, December 31, 2005	827,294	$28.71
Granted	3,036,877	$17.83
Vested	(291,062)	$27.53
Forfeited	(166,083)	$25.03

Nonvested, December 31, 2006	3,407,026	$19.29
Granted	4,831,301	$11.85
Vested	(1,013,028)	$21.21
Forfeited	(201,912)	$15.61

Nonvested, December 31, 2007	7,023,387	$14.00

The fair value of each restricted stock award is the market value of the stock, as determined by the last sale price of the Company’s Class A common stock on The NASDAQ Global Select Market as if it were vested and issued on the grant date. As of December 31, 2007 and 2006, there were $55.7 million and $48.9 million, respectively, of total unrecognized compensation cost related to restricted stock awards granted under the 2007 Plan and 1998 Plan. The weighted-average period over which the compensation expense for these awards is expected to be recognized is 1.71 years as of December 31, 2007. The total fair value of shares vested during the years ended December 31, 2007, 2006 and 2005 was $11.8 million, $3.5 million and $0.1 million.

   Employee Stock Purchase Plan
In 1999, the Company established an employee stock purchase plan (“ESPP”) that, as amended, provides for the issuance of 1,000,000 shares. All employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the ESPP, provided that any employee who would own 5% or more of the Company’s total combined voting power immediately after an offering date under the ESPP is not eligible to participate. Eligible employees must authorize the Company to deduct an amount from their pay during offering periods established by the Compensation Committee of the Board of Directors. The purchase price for shares under the ESPP was determined by the Compensation Committee but may not be less than 85% of the lesser of the market price of the common stock on the first or last business day of each offering period, a “look-back option.”
Under the provisions of SFAS No. 123R, Share-Based Payment, the Company’s ESPP is considered a compensatory plan due to the greater than 5% discount and the “look-back option.” Effective January 1, 2006, the Company began recognizing compensation cost related to the ESPP. Compensation expense recognized pursuant to the ESPP is not material to the Consolidated Statements of Operations. Effective April 1, 2007, the Company suspended further purchases under the ESPP pursuant to the terms of the February 19, 2007 merger agreement with Sirius. As of December 31, 2007, 2006 and 2005, the Company had issued a cumulative total of 744,453, 717,041 and 616,745 shares, respectively, under the ESPP. The weighted-average grant date fair value per share for shares issued during the years ended December 31, 2007, 2006 and 2005 was $10.98, $13.02 and $26.27, respectively. The remaining shares available for issuance under the ESPP as of December 31, 2007 were 255,547.
(13) Profit Sharing and Employee Savings Plan
On July 1, 1998, the Company adopted a profit sharing and employee savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to defer the maximum percentage of their compensation allowable under law on a pre-tax basis through contributions to the savings plan. The Company contributed $0.50 in 2007, 2006 and 2005 for every $1.00 the employees contributed up to 6% of compensation, which amounted to $2.0 million, $1.7 million and $1.2 million, respectively
(14) Related Party Transactions
The Company developed strategic relationships with General Motors (“GM”) and American Honda Motor Co., Inc. (“American Honda”) that were instrumental in the construction and development of its system. In connection with the Company granting to them large supply contracts, both companies have become large investors in the Company and have been granted rights to designate directors or observers to the Company’s board of directors. The negotiation of these supply contracts and investments primarily occurred at or prior to the time both companies became related parties.
The Company is a party to a long-term distribution agreement with GM that provides for the installation of XM radios in GM vehicles, as further described in Note 17. This agreement, as amended, continues to be clarified as the Company’s business operations and working relationship with GM continues to evolve. The Company has an agreement with GM to make available use of the Company’s bandwidth. The Company has arrangements with American Honda relating to the promotion of the XM Service to new car buyers, the use of bandwidth on the XM System and the development of telematics services and technologies. The Company is engaged in activities with GM and American Honda to jointly promote new car buyers to subscribe to the XM Service. Subscriber revenues received from GM and American Honda for these programs are recorded as related party revenue. GM is one of the Company’s shareholders and Chester A. Huber, Jr., the President of OnStar Corporation, a subsidiary of GM, is a member of the Company’s board of directors. John W. Mendel, a member of the Company’s board of directors, is Senior Vice President, automobile operations of American Honda.
In November 2005, the Company entered into a number of agreements (“Agreements”) with XM Canada that provide XM Canada with exclusive rights to offer XM satellite digital radio service in Canada. The Agreements have an initial term of ten years and XM Canada has the unilateral option to extend the term of the Agreements for an additional five years at no additional cost beyond the current financial arrangements. XM Canada has expressed its intent to exercise this option at the end of the initial term of the Agreements. The various deliverables of these Agreements are considered a single accounting unit in accordance with EITF Issue No. 00-21, and as such are accounted for as follows:
•	The offset to the $152.1 million fair value of the shares received (see Note 7, under the heading “Equity Method Investment and Available-for-Sale Debt Securities”) is recorded as Deferred income on the Company’s Consolidated Balance Sheets and amortized on a straight-line basis into income over the 15-year expected term of the Agreements. As of December 31, 2007 and 2006, the Deferred income balance related to the initial fair value of shares received was $128.7 million and $138.6 million, respectively.

•	The Company receives a 15% royalty fee for all subscriber fees earned by XM Canada each month for its basic service and a nominal activation fee for each gross activation of an XM Canada subscriber on the Company’s system. Beginning in 2006, XM began to accrue for, and record as revenue, royalties and activation fees related to XM Canada’s subscribers. This revenue is recognized on a straight-line basis over the remaining expected term of the Agreements. The unrecognized portion is recorded as Deferred income. As of December 31, 2007 and 2006, the Deferred income balance related to the subscriber revenue royalty and activation fees was $6.1 million and $2.0 million, respectively.

•	XM Canada will pay the Company $69.1 million for the rights to broadcast and market National Hockey League (“NHL”) games for the 10-year term of the Company’s contract with the NHL. The $69.1 million payment is comprised of $57.0 million in license fees and $12.1 million in advertising costs and is required to be paid in ten annual installments ranging from $5.3 million to $7.5 million per year. In accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company recognizes these payments on a gross basis as a principal.
The Company recognized the following as Other revenue in the Consolidated Statement of Operations (in thousands):

	Years Ended December 31,
	2007	2006	2005
Amortization of XM Canada deferred income	$9,993	$10,080	$—
Subscriber revenue royalty and activation fees	333	258	—
Advertising cost reimbursements	1,083	1,083	—
License fees	4,875	4,500	—
XM has provided XM Canada with a C$45 million standby credit facility which can only be utilized to finance purchases of terrestrial repeaters or for the payment of subscription fees to XM. The facility matures on December 31, 2012 and bears interest at a rate of 9% per annum. XM has the right to convert unpaid principal amounts into Class A subordinate voting shares of XM Canada at the price of C$16.00 per share. As of December 31, 2007, XM Canada has drawn $3.6 million on this facility in lieu of payment of subscription fees.
During 2006, XM recognized a $4.5 million gain as Other income related to the sale of 78 terrestrial repeaters to XM Canada during 2005. XM Canada purchased these repeaters from XM at their original cost.
The Company had the following related party balances as of December 31, 2007 and 2006 (in thousands):

	Due from		Prepaid expense		Due to
	2007	2006	2007	2006	2007	2006
GM	$8,505	$8,149	$218,196	$227,658	$62,233	$44,975
American Honda	3,325	5,842	—	—	3,513	1,484
XM Canada	9,752	1,577	—	—	—	—

Total	$21,582	$15,568	$218,196	$227,658	$65,746	$46,459

The Company earned the following total revenue, primarily consisting of subscriptions, in connection with sales to related parties described above (in thousands):

	Years Ended December 31,
	2007	2006	2005
GM	$36,047	$27,412	$27,580
American Honda	18,385	17,159	10,957
XM Canada	16,284	15,922	—

Total	$70,716	$60,493	$38,537

The Company has relied upon certain related parties for technical, marketing and other services. The Company has incurred the following costs in transactions with the related parties described above (in thousands):

	Years ended December 31,
	2007		2006		2005
		American		American		American
	GM	Honda	GM	Honda	GM	Honda
Research & development	$—	$—	$—	$5,000	$—	$5,000
Customer care & billing operations	230	—	149	—	242	—
Revenue share & royalties	111,169	843	78,193	—	48,081	—
Marketing	192,405	7,675	145,894	2,600	157,756	1,782

Total	$303,804	$8,518	$224,236	$7,600	$206,079	$6,782

(15) Income Taxes
The (benefit from) provision for the income taxes included in the Consolidated Statements of Operations is as follows (in thousands):

	Years ended December 31,
	2007	2006	2005
Current taxes:
Federal	$—	$—	$—
State	—	—	—

Total current taxes	—	—	—

Deferred taxes:
Federal	(807)	(12)	2,003
State	(132)	(2)	327

Total deferred taxes	(939)	(14)	2,330

Total tax (benefit) expense	$(939)	$(14)	$2,330

A reconciliation of the statutory tax (benefit) expense, assuming all income is taxed at the statutory rate applicable to the income and the actual tax (benefit) expense is as follows (in thousands):

	Years ended December 31,
	2007	2006	2005
Net loss before income taxes, as reported in the consolidated statements of operations	$(683,320)	$(718,886)	$(664,385)

Theoretical tax benefit on the above amount at 35%	(239,162)	(251,610)	(232,535)
State tax, net of federal benefit	(23,916)	(25,161)	(23,253)
Increase in taxes resulting from permanent differences, net	1,181	39,302	21,351
Change in valuation allowance	260,958	237,455	236,767

Taxes on income for the reported year	$(939)	$(14)	$2,330

The tax (benefit) expense results from the following required adjustments to the Company’s valuation allowance (in thousands):

	Years ended December 31,
	2007	2006	2005
Indefinite-lived assets (DARS license)	2,311	2,312	2,330
Currency translation adjustment from investment in XM Canada included in other comprehensive income	(3,250)	(2,326)	—

Tax expense (benefit) on income for the reported year	$(939)	$(14)	$2,330

During 2004 the Company determined that it was not appropriate under generally accepted accounting principles to offset deferred tax assets against deferred tax liabilities related to indefinite lived assets that cannot be scheduled to reverse in the same period. Accordingly, the Company recognized a $2.3 million increase to the valuation allowance in each of the years ended December 31, 2007, 2006 and 2005 related to the indefinite lived asset. The Company does not expect to settle this liability in the foreseeable future.
Deferred income tax consists of tax assets (liabilities) attributable to the following (in thousands):

	December 31,
	2007	2006
Deferred tax assets — current:
Deferred revenue — XM Service	$160,299	$131,174
Deferred revenue — CSR	3,817	3,817
Other deferred tax assets — current	18,422	5,107

Gross total deferred tax assets — current	182,538	140,098
Valuation allowance for deferred tax assets — current	(182,383)	(139,647)

Net deferred tax assets — current	155	451

Deferred tax assets — noncurrent:
Net operating loss/other tax attribute carryovers	969,649	790,921
Book expenses capitalized and amortized for tax purposes	96,752	97,170
Deferred revenue — XM Service	37,948	33,296
Deferred revenue — CSR	48,082	50,350
Property, equipment and property under construction	50,354	28,098
Deferred interest expense	2,862	2,958
Loan financing costs	25,823	38,685
Share-based payment expense	39,142	24,895
Investments	54,562	36,216
Other deferred tax assets	31,081	33,556

Gross total deferred tax assets — noncurrent	1,356,255	1,136,145
Valuation allowance for deferred tax assets — noncurrent	(1,355,108)	(1,134,809)

Net deferred tax assets — noncurrent	1,147	1,336

Net deferred tax assets	1,302	1,787

Deferred tax liabilities:
DARS license	(34,269)	(31,958)
Intangible assets	(1,302)	(1,786)

Net deferred tax liabilities	(35,571)	(33,744)

Deferred income tax, net	$(34,269)	$(31,957)

The Company offsets the non-current net deferred tax asset against the non-current deferred tax liability in Other non-current liabilities on the Consolidated Balance Sheets. The net deferred tax asset — current is included in Prepaid and other current assets on the Consolidated Balance Sheets.
At December 31, 2007, the Company had accumulated net operating losses (“NOL”) of $2,518.6 million for Federal income tax purposes that are available to offset future regular taxable income. These operating loss carryforwards expire between the years 2014 and 2027.
In assessing whether the Company will realize a benefit from the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.
The Company or one of its subsidiaries files income tax returns in the U.S. Federal jurisdiction, and various state and local jurisdictions. With the exception of a few state returns, the Company is no longer subject to income tax assessment for years before 2004. However, since the Company has incurred net operating losses in every tax year since inception, all its income tax returns are subject to examination by the Internal Revenue Service (“IRS”) and state authorities for purposes of determining the amount of net operating losses to reduce taxable income generated in a given tax year.
The IRS has commenced an examination of the Company’s 2005 and 2006 federal income tax returns in the first quarter of 2008. There can be no assurance regarding the ultimate outcome of this matter, or the significance, if any, to the Company’s business, consolidated results of operations or financial position.
The Company adopted the provision of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. The Company had no change in its liability for unrecognized tax benefits as a result of the implementation of Interpretation 48. The Company does not expect any material changes to its FIN 48 positions in the next 12 months. The Company did not have any beginning or ending year 2007 unrecognized tax benefits, in addition there were no increases or decreases in unrecognized tax benefits during the year. The Company has never incurred interest or penalties related to accounting for income taxes.
(16) Supplemental Cash Flows Disclosures
The Company paid $108.7 million, $67.1 million and $40.5 million for interest, net of amounts capitalized to System under construction of $7.1 million, $22.3 million and $24.1 million, during the years ended December 31, 2007, 2006 and 2005, respectively. Additionally, the Company incurred the following non-cash financing and investing activities (in thousands):

	Years ended December 31,
	2007	2006	2005
Accrued system construction costs	$—	$56,590	$30,360
Conversion of 10% senior secured discount convertible notes due 2009 to Class A common stock	—	146,649	55,991
Non-cash loss from de-leveraging transactions	—	94,790	24,154
Write-off of deferred financing costs to equity in connection with the conversion of 10% Senior secured discount convertible notes due 2009	—	4,522	1,548
Property acquired through capital leases	9,453	32,723	14,399
Assumption of debt on purchase of building	—	—	6,630
Issuance of warrants for satellite contract	—	—	4,868
Issuance of warrants for deferred financing fees	—	—	150
Receipt of Canadian Satellite Radio stock	—	—	152,054
(17) Commitments and Contingencies
   DARS Licenses
The Company’s DARS license is valid for eight years upon successful launch and orbital insertion of the satellites and can be extended by the FCC. The DARS license requires that the Company comply with a construction and launch schedule specified by the FCC for each of the first two authorized satellites, which has occurred. The FCC has the authority to revoke the authorizations and in connection with such revocation could exercise its authority to rescind the Company’s license. The Company believes that the exercise of such authority to rescind the license is unlikely. The Company has requested and received FCC authority for the four satellites it has in-orbit.
The FCC has not yet issued final rules permitting the Company to deploy its terrestrial repeaters to fill gaps in satellite coverage. The Company is operating its repeaters on a non-interference basis pursuant to a grant of special temporary authority from the FCC. This grant originally expired March 18, 2002; however, on March 11, 2002, the Company applied for an extension of this special temporary authority and the Company can continue to operate its terrestrial repeaters pursuant to the special temporary authority pending a final determination on this extension request. This authority is currently being challenged by operators of terrestrial wireless systems who have asserted that the Company’s repeaters may cause interference. On December 18, 2007, the FCC released a “Notice of Proposed Rulemaking and Second Further Notice of Proposed Rulemaking” seeking additional comment on the final rules for satellite radio repeaters. XM is participating in this phase of the proceeding. The Company has certain matters before the FCC, which are discussed below under the heading “Regulatory Matters and Inquiries — Federal Communications Commission.”

     Technology Licenses
Effective January 1, 1998, the Company entered into a technology licensing agreement with Motient and WorldSpace Management Corporation (“WorldSpace MC”) by which as compensation for certain licensed technology then under development to be used in the XM Radio System, the Company pays certain amounts to WorldSpace MC. The actual amounts to be incurred under this agreement are dependent upon further development of the technology, which is at the Company’s option. The agreement includes provisions for sharing certain costs related to the further development of technology and for royalty payments from the Company to WorldSpace MC. At December 31, 2007 and 2006, the Company had recorded an accrual, including interest of $0.8 million and $2.0 million, respectively, payable to WorldSpace MC for royalty payments.
   Satellite System
Satellite Deployment Plan — The Company currently operates four satellites in-orbit. The Company launched its first two satellites, XM-1 and XM-2, in the first half of 2001 prior to the commencement of commercial operations. Currently, XM-1 and XM-2 function as in-orbit spares. In February 2005, the Company launched its third satellite, XM-3, which has been used to transmit XM service since April 2005. In October 2006, the Company launched its fourth satellite, XM-4, which has been used to transmit XM service since December 2006. In 2005, XM entered into a contract to construct a fifth satellite, XM-5, which is expected to be completed in late 2008 or early 2009 for use as a ground spare or to be available for launch as needed.
Satellite Contracts — As of December 31, 2007, the Company has paid $968.8 million, including manufacturing and launch costs, financing charges (excluding sale leaseback charges), in-orbit performance incentives and additional costs for collocation, under its various satellite and launch services contracts. The Company originally entered into a satellite and launch services contract for XM-1, XM-2 and XM-3 with Boeing Satellite Systems International, Inc. (“BSS”) in March 1998 and subsequently amended the contract as required (including the manufacture of XM-4). XM has fully paid its contractual obligations to BSS, except for XM-3 and XM-4 performance incentive payments which are accrued to Satellite & terrestrial expense when certain performance criteria are met pursuant to the satellite contracts. In August 2003, XM contracted with Sea Launch Company, LLC (“Sea Launch”) for the associated launch services for XM-4, and in September 2006, the Company exercised an option in the Sea Launch contract for launch services for XM-5. In June 2005, the Company awarded a contract to Space Systems/Loral (“SS/L”) for the design and construction of XM-5.
XM-3 — BSS has the right to earn performance incentives of up to $25.9 million, plus interest, based on the in-orbit performance of XM-3 over its design life of fifteen years. As of December 31, 2007, the Company has paid $4.8 million of those performance incentives (including interest). The Company has in-orbit insurance for XM-3 through February 2009.
XM-4 — BSS has the right to earn performance incentives of up to $12.0 million, plus interest, over the first twelve years of in-orbit life, up to an additional $7.5 million for high performance (above baseline specifications) during the first fifteen years of in-orbit life and up to an additional $10.0 million for continued high performance across the five year period beyond the fifteen year design life. As of December 31, 2007, the Company has paid $1.2 million of those performance incentives (including interest). The Company has in-orbit insurance for a portion of the XM-4 sum insured that expires in December 2011 and in-orbit insurance for the remainder of the sum insured that expires in October 2008. These policies run concurrently. In February 2007, the Company entered into a sale-leaseback of the transponders on the XM-4 satellite. See Note 9 under the heading “Debt of Consolidated Variable Interest Entity”.
XM-5 — In 2005, XM entered into a contract with SS/L to construct XM-5. On July 15, 2003, SS/L, its parent (Loral Space & Communications Ltd.) and certain other affiliated entities (collectively, the “Debtors”) commenced voluntary Chapter 11 bankruptcy cases under the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Pursuant to an order entered on July 20, 2005, the Court approved the Company’s contract with SS/L. On August 1, 2005, the Court entered an order confirming the Debtors’ Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Reorganization Plan”). The Reorganization Plan became effective on November 21, 2005. Pursuant to the terms of the Company’s contract with SS/L, the Company may make construction payments on XM-5 into an escrow account until the occurrence of an “Emergence Date” as defined in the contract. As of December 31, 2007, the Company has paid $123.5 million with respect to the XM-5 construction and launch services, excluding financing charges. In August 2007, the contract with SS/L was amended to defer payments on the remaining XM-5 satellite construction costs until the earlier of post launch or January 2010.

     GM Distribution Agreement
The Company has a long-term distribution agreement with GM. During the term of the agreement, which expires in 2013, GM has agreed to distribute the service to the exclusion of other S-band satellite digital radio services. Under the distribution agreement, the Company is required to make a subscriber acquisition payment to GM for each person who becomes and remains an XM subscriber through the purchase of a GM vehicle.
In April 2006, the Company amended the distribution agreement pursuant to which the Company made a prepayment in May 2006 in the amount of $237.0 million to GM to retire at a discount $320.3 million of the remaining fixed payment obligations that would have come due in 2007, 2008 and 2009. The April 2006 amendments eliminated the Company’s ability to make up to $35.0 million of subscriber acquisition payments in shares of the Company’s Class A common stock. As of December 31, 2007, the Company had $26.0 million of current related party prepaid expense and $123.6 million of non-current related party prepaid expense in connection with the guaranteed fixed payments as a result of the $237.0 million prepayment in May 2006. In February 2008, the Company entered into an amended and restated agreement with GM that folds together the previously separate distribution and credit agreements with GM. The amended and restated agreement’s terms remain substantially similar to those of the previously separate agreements, except for the establishment of a new minimum pre-marketing cash flow threshold for 2008 that the Company will need to meet in order to make draws under the GM credit facility in 2009.
In order to encourage the broad installation of XM radios in GM vehicles, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers to the Company’s service. The Company must also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios, which percentage increases until there are more than eight million GM vehicles with installed XM radios (at which point the percentage remains constant). Revenue share expense is recognized as the related subscription revenue is earned. As of December 31, 2007, the Company had $54.6 million of current related party prepaid expense and $14.0 million of non-current related party prepaid expense in connection with this revenue sharing arrangement. As part of the agreement, GM provides certain call-center related services directly to XM subscribers who are also GM customers for which the Company must reimburse GM. The agreement is subject to renegotiation at any time based upon the installation of radios that are compatible with a common receiver platform or capable of receiving Sirius’ radio service. The agreement is subject to renegotiation at two-year intervals, beginning in November 2005, if GM does not achieve and maintain specified installation levels of GM vehicles capable of receiving the Company’s service. The specified installation level of 1,240,000 units by November 2005 was achieved in 2004. The specified installation levels in future years are the lesser of 600,000 units per year or amounts proportionate to targets in the satellite digital radio service industry. There can be no assurances as to the outcome of any such renegotiations. GM’s exclusivity obligations will discontinue if, by November 2007 and at two-year intervals thereafter, the Company fails to achieve and maintain specified minimum share levels in the satellite digital radio service industry. The Company believes it was exceeding the minimum levels at December 31, 2007. For the years ended December 31, 2007, 2006 and 2005, the Company incurred total costs of $303.8 million, $224.2 million and $206.1 million, respectively, under the distribution agreement.
   Legal Proceedings
The Company is currently subject to claims, potential claims, inquiries or investigations, or party to legal proceedings, in various matters described below. In addition, in the ordinary course of business the Company become aware from time to time of claims, potential claims, inquiries or investigations, or may become party to legal proceedings arising out of various matters, such as contract matters, employment related matters, issues relating to its repeater network, product liability issues, copyright, patent, trademark or other intellectual property matters and other federal regulatory matters.
Litigation and Arbitration
Copyright Royalty Board Arbitration — In December 2007, the Copyright Royalty Board (“CRB”) issued its determination and order setting the royalty rate payable by the Company under the statutory license covering the performance of sound recordings over the XM system for the six-year period starting in January 1, 2007 and ending December 31, 2012. Under the terms of the CRB Satellite Radio Services decision, the Company will pay a performance license rate of 6.0% of those gross revenues subject to the fees for 2007 and 2008, 6.5% for 2009, 7.0% for 2010, 7.5% for 2011 and 8.0% for 2012. The revenue that is subject to royalty fees includes subscription revenue from its subscribers and advertising revenues from channels other than those that use only incidental performances of music. Other exclusions and deductions from revenue subject to the statutory license fee include but are not limited to revenue from channels, programming and products or other services offered for a separate charge where such channels use only incidental performances of sound recordings, revenue from equipment sales, revenue from current and future data services, fulfillment service fees and bad debt expense. On

February 25, 2008, SoundExchange, the organization that collects and distributes sound recordings royalties on behalf of its members, filed a petition for review in the U.S. District Court for the District of Columbia Circuit.
Separately, the Company settled the royalty rate payable by the Company under the statutory license covering its performance of sound recordings over XM channels transmitted over the DIRECTV satellite television system, and that CRB proceeding was concluded.
Atlantic Recording Corporation, BMG Music, Capital Records, Inc., Elektra Entertainment Group Inc., Interscope Records, Motown Record Company, L.P., Sony BMG Music Entertainment, UMG Recordings, Inc., Virgin Records, Inc and Warner Bros. Records Inc. v. XM Satellite Radio Inc. — Plaintiffs filed this action in the United States District Court for the Southern District of New York on May 16, 2006. The complaint seeks monetary damages and equitable relief, alleging that recently introduced XM radios that also have advanced recording functionality infringe upon plaintiffs’ copyrighted sound recordings. The Company’s motion to dismiss this matter was denied in January 2007. The Company believes these allegations are without merit and that these products comply with applicable copyright law, including the Audio Home Recording Act, and intends to vigorously defend the matter. Music publishing companies and certain other record companies also have filed lawsuits, purportedly on a class basis, with similar allegations. There can be no assurance regarding the ultimate outcome of these matters, or the significance, if any, to the Company’s business, consolidated results of operations or financial position.
In late 2007 and early 2008, the Company resolved the lawsuit with respect to Universal Music Group (“UMG”), Warner Music Group and Sony BMG Music Entertainment (“Sony BMG”) and each of UMG, Warner Music Group and Sony BMG agreed to withdraw as a party to the lawsuit against the Company.
Matthew Enderlin v. XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. — Plaintiff filed this action in the United States District Court for the Eastern District of Arkansas on January 10, 2006 on behalf of a purported nationwide class of all XM subscribers. The complaint alleges that the Company engaged in a deceptive trade practice under Arkansas and other state laws by representing that its music channels are commercial-free. The Company has filed an answer to the complaint and instituted arbitration with the American Arbitration Association pursuant to the compulsory arbitration clause in its customer service agreement. The arbitration has been stayed pending judicial determination of Enderlin’s objections to the arbitration. The United States Court of Appeals for the Eighth Circuit held on April 17, 2007 that those objections are to be decided by the trial court, not the arbitrator. The Company believes the suit is without merit and intends to vigorously defend the matter. There can be no assurance regarding the ultimate outcome of this matter, or the significance, if any, to the Company’s business, consolidated results of operations or financial position.
Regulatory Matters and Inquiries
   Federal Communications Commission (“FCC”)
FCC Receiver Matter — As the Company has previously disclosed, it has received inquiries from, and responded to, the FCC regarding FM modulator wireless transmitters in various XM radios not in compliance with permissible emission limits. No health or safety issues have been involved with these wireless XM radios. The Company has implemented a series of design and installation modifications and the Company has obtained new certifications for numerous models of modified XM radios using its new SureConnect technology. In addition, the Company has implemented a regulatory compliance plan, including the appointment of an FCC regulatory compliance officer, to monitor FCC regulatory compliance, specifically with reference to the design, verification/certification, and production of XM radio receivers. The Company has been submitting documents to the FCC and is in discussions with the FCC to resolve this matter. The Company cannot predict at this time the extent of any further actions that it will need to undertake or any financial obligations it may incur. There can be no assurance regarding the ultimate outcome of this matter, or its significance to the Company’s business, consolidated results of operations or financial position.
FCC Repeater Network Matter — In October 2006, the Company filed for both a 30-day Special Temporary Authority (“STA”) and a 180-day STA with respect to its terrestrial repeater network, seeking authority to continue to operate its entire repeater network despite the fact that the technical characteristics of certain repeaters, as built, differ from the technical characteristics in the original STAs granted for its repeater network. These differences include some repeaters not being built in the exact locations, or with the same antenna heights, power levels, or antenna characteristics than set forth in the earlier STAs. Prior to making these filings, the Company reduced the power or discontinued operation of certain repeaters. As a result, the Company believes that service quality in portions of the affected metro areas has been somewhat reduced, including in terms of more frequent interruptions and/or occasional outages to the service. There has been no impact on the satellite signal. The Company continues to communicate with the staff of the FCC regarding these matters. In February 2007, the Company received a letter of inquiry from the FCC relating to these matters, to which the Company has responded. This proceeding may result in the imposition of financial penalties against the Company or adverse changes to its repeater network resulting from having repeaters turned off or otherwise modified in a manner that would reduce service quality in the affected areas. There can be no assurance regarding the ultimate outcome of this matter, or its significance to the Company’s business, consolidated results of operations or financial position.
These STA requests are distinct from (and if granted would modify) the STAs originally granted by the FCC relating to the Company commencing and continuing operation of the repeater network. As the Company has been disclosing for many years, the FCC has not yet issued final rules permitting the Company (or Sirius) to deploy terrestrial repeaters, and the Company has been deploying and operating its repeater network based on those early STAs and requests the Company has filed previously to extend the time periods of those STAs, which have expired. The Company (and Sirius) and others have been requesting that the FCC establish final rules for repeater deployment. On December 18, 2007, the FCC released a “Notice of Proposed Rulemaking and Second Further Notice of Proposed Rulemaking” seeking additional comment on the final rules for satellite radio repeaters. The Company is participating in this phase of the proceeding.
   Federal Trade Commission (“FTC”)
FTC Inquiry — In November 2007, the Company was notified by the Federal Trade Commission that the FTC was closing its inquiry into the Company’s marketing and customer service practices. The FTC launched this inquiry in April 2006 and decided to close it without any action.
   Securities and Exchange Commission (“SEC”)
SEC Inquiry — In December 2007, the Company was notified by the Staff of the Division of Enforcement of the Securities and Exchange Commission that the Division has completed its investigation, initiated in August 2006, relating to various matters including the Company’s historic practices regarding subscriber data and stock options. The SEC has advised that it does not intend to recommend any enforcement action.
   Sales, Marketing and Distribution Agreements
The Company has entered into various joint sales, marketing and distribution agreements. Under the terms of these agreements, the Company is obligated to provide incentives, subsidies and commissions to other entities that may include fixed payments, per-unit radio and subscriber amounts and revenue sharing arrangements. The amount of the operational, promotional, subscriber acquisition, joint development, and manufacturing costs related to these agreements cannot be estimated, but future costs are expected to be substantial. During the years ended December 31, 2007, 2006, and 2005, the Company incurred expenses of $145.4 million, $176.6 million, and $198.8 million respectively, in relation to these agreements, excluding the GM distribution agreement.
   Programming Agreements
The Company has entered into various programming agreements. Under the terms of these agreements, the Company is obligated to provide payments to other entities that may include fixed payments, advertising commitments and revenue sharing arrangements. During the years ended December 31, 2007, 2006, and 2005, the Company incurred expenses of $166.7 million, $158.0 million and $90.8 million, respectively, in relation to these agreements. The amount of these costs will vary in future years, but is expected to increase in the next year as the number of subscribers and advertising revenue increase.
The Company has a multi-year agreement with Major League Baseball® to broadcast MLB games live nationwide. The Company paid $50 million for the 2005 season, $60 million (which included $10 million paid in October 2004) for the 2006 and 2007 seasons and will pay $60 million per year thereafter through 2012. MLB has the option to extend the agreement for the 2013, 2014 and 2015 seasons at the same $60 million annual compensation rate. The Company will also make incentive payments to MLB for XM subscribers obtained through MLB and baseball club verifiable promotional programs. No stock or warrants were included in this agreement. The agreement requires the Company to deposit $120 million into escrow or furnish other credit support in such amount. In July 2006, the Company furnished a $120 million two-year surety bond to MLB as part of an amendment to the agreement with MLB that permitted the Company to provide various types of credit support in lieu of its $120 million escrow deposit requirement. If the Company is unable to renew this bond or obtain other credit support acceptable to MLB, there can be no assurance the Company will not have to deposit funds to meet the escrow deposit requirement.
   Royalty Agreements
The Company has entered into fixed and variable revenue share payment agreements with performance rights organizations that generally expire at the end of 2012. In 2007, the CRB issued its determination and order setting the royalty rate payable by the Company under the statutory license covering the performance of sound recordings over the XM system for the six year period from January 2007 to December 2012. During the years ended December 31, 2007, 2006 and 2005, the Company incurred expenses of $93.0 million, $37.4 million and $22.0 million, respectively, in relation to these agreements.

SoundExchange has filed a petition for review of the CRB determination in the U.S. District Court for the District of Columbia Circuit.
   Joint Development Agreement
Under the terms of a joint development agreement with Sirius, the other holder of an FCC satellite radio license, each party is obligated to fund one half of the development cost for a common receiver platform for satellite radios. Pursuant to the joint development agreement, in November of 2003, XM and Sirius formed a limited liability company for this purpose. During the years ended December 31, 2007, 2006 and 2005, the Company incurred costs of $1.0 million, $1.0 million and $1.3 million, respectively, in relation to this agreement. These costs are being expensed as incurred in research and development.
     Leases
In February 2007, the Company entered into a sale-leaseback transaction of the transponders on the XM-4 satellite. For a further discussion, see Note 9, under the heading “Debt of Consolidated Variable Interest Entity”.
The Company has noncancelable operating leases for terrestrial repeater sites, office space, and software, and noncancelable capital leases for equipment that expire over the next fifteen years. Additionally, the Company owns several buildings and leases a portion of the space to other entities. The future minimum lease payments and rentals under noncancelable leases as of December 31, 2007 are (in thousands):

	Capital	Operating
	Lease	Lease	Rental
Years ending December 31,	Payments	Payments	Income
2008	$11,305	$20,540	$1,520
2009	10,889	20,473	1,469
2010	9,264	17,562	1,467
2011	2,119	7,411	1,467
2012	37	3,168	1,467
Thereafter	—	3,817	9,167

Total	33,614	$72,971	$16,557

Less amount representing interest	(4,117)

Present value of net minimum lease payments	29,497
Less current maturities	(9,153)

Long-term obligations	$20,344

Rent expense for the years ended December 31, 2007, 2006 and 2005 was $20.3 million, $23.2 million, and $19.9 million, respectively.
   Separation Agreement
The Company announced on July 24, 2007 the departure of its Chief Executive Officer (“CEO”), effective on August 10, 2007. Pursuant to an employment agreement dated August 6, 2004, as amended, the Company recognized approximately $8.1 million in compensation expense as a result of the accelerated vesting of certain share-based payment awards and the payment of certain amounts. The Company deposited approximately $4.8 million into a deferred compensation trust for the benefit of its former CEO, which trust has been consolidated for accounting purposes and presented as Prepaid and other current assets with an offset to Accrued expenses in the Consolidated Balance Sheets as of December 31, 2007.
   Customer Service Providers
The Company has entered into agreements with service providers for customer care functions to subscribers of its service. Employees of these service providers have access to the Company’s customer care systems to establish customer accounts, activate radios, update program and account information and respond to general inquires from subscribers. The Company pays its service provider an hourly rate for each customer care representative supporting its subscribers. During the years ended December 31, 2007, 2006, and 2005, the Company incurred $57.5 million, $50.7 million and $29.7 million, respectively, in relation to services provided for customer care functions.
(18) Quarterly Data

	2007
	1st	2nd	3rd	4th
(Unaudited, in thousands except per share amounts)	Quarter	Quarter	Quarter	Quarter
Revenues	$264,112	$277,276	$287,456	$307,698
Operating loss	(88,046)	(107,992)	(113,069)	(202,330)
Net Loss	(122,438)	(175,747)	(145,378)	(238,818)
Net loss attributable to common stockholders	(122,438)	(175,747)	(145,378)	(238,818)
Net loss per common share — basic and diluted	(0.40)	(0.57)	(0.47)	(0.78)

	2006
	1st	2nd	3rd	4th
(Unaudited, in thousands except per share amounts)	Quarter	Quarter	Quarter	Quarter
Revenues	$207,966	$227,886	$240,444	$257,121
Operating loss	(100,796)	(101,656)	(60,760)	(139,886)
Net Loss	(149,221)	(229,109)	(83,819)	(256,723)
Net loss attributable to common stockholders	(151,370)	(231,678)	(85,453)	(263,191)
Net loss per common share — basic and diluted	(0.60)	(0.87)	(0.32)	(0.91)
(19) Condensed Consolidating Financial Information
The Company has certain series of debt securities outstanding that are guaranteed by Holdings and two of the Company’s subsidiaries, XM Equipment Leasing LLC, which owns certain terrestrial repeaters, and XM Radio Inc. These guarantees are full and unconditional and joint and several. Inc. is owned 100% by Holdings, while XM Equipment Leasing LLC and XM Radio Inc. are owned 100% by Inc. Satellite Leasing (702-4) LLT is a separate legal entity subject to consolidation by the Company, pursuant to FIN 46(R). Accordingly, the Company provides the following condensed consolidating financial information.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2007

							XM		XM
			XM				Satellite		Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Satellite	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	Leasing	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	(702-4), LLT	Subsidiaries	Eliminations	Inc.

Current assets:
Cash and cash equivalents	$100,111	$—	$11	$—	$—	$100,122	$56,554	$—	$10	$—	$156,686
Accounts receivable, net	63,617	—	—	—	—	63,617	—	—	—	—	63,617
Due from subsidiaries /affiliates	4,015	428,973	43,250	683,745	(1,159,940)	43	5,667	—	39,324	(45,034)	—
Due from related parties	17,931	—	—	—	—	17,931	97	—	—	—	18,028
Related party prepaid expenses	80,610	—	—	—	—	80,610	—	—	—	—	80,610
Prepaid programming content	28,262	—	—	—	—	28,262	—	—	—	—	28,262
Prepaid and other current assets	38,937	—	—	—	—	38,937	170	30,726	182	(30,880)	39,135

Total current assets	333,483	428,973	43,261	683,745	(1,159,940)	329,522	62,488	30,726	39,516	(75,914)	386,338
System under construction	—	—	—	—	—	—	151,142	—	—	—	151,142
Property and equipment, net	611,116	—	14,805	—	—	625,921	48,124	—	38,571	(2,246)	710,370
Investment in subsidiary/affiliates	1,249,173	—	—	—	(1,249,173)	—	(702,323)	—	—	702,323	—
DARS license	—	141,412	—	—	—	141,412	—	—	—	—	141,412
Intangibles, net	3,379	—	—	—	—	3,379	—	—	—	—	3,379
Deferred financing fees, net	30,585	—	—	—	—	30,585	4,005	—	—	—	34,590
Due from related party, net of current portion	3,554	—	—	—	—	3,554	—	—	—	—	3,554
Related party prepaid expenses, net of current portion	137,586	—	—	—	—	137,586	—	—	—	—	137,586
Investments	—	—	—	—	—	—	36,981	—	—	—	36,981
Prepaid and other assets, net of current portion	1,880	—	—	—	—	1,880	15,817	478,745	1,998	(494,562)	3,878

Total assets	$2,370,756	$570,385	$58,066	$683,745	$(2,409,113)	$1,273,839	$(383,766)	$509,471	$80,085	$129,601	$1,609,230

Current liabilities:
Accounts payable	$54,711	$—	$—	$—	$—	$54,711	$4,578	$(1,779)	$(2)	$(2,498)	$55,010
Accrued expenses	216,036	—	125	—	—	216,161	100	—	294	(441)	216,114
Accrued interest	29,395	—	—	—	—	29,395	583	1,829	—	(14,980)	16,827
Current portion of long-term debt	38,370	—	—	—	—	38,370	—	—	—	(29,217)	9,153
Due to related parties	65,746	—	—	—	—	65,746	—	—	—	—	65,746
Due to subsidiary/affiliates	1,132,143	271	2,581	25,757	(1,159,920)	832	—	—	6,717	(7,549)	—
Subscriber deferred revenue	416,361	—	—	—	—	416,361	—	—	—	—	416,361
Deferred income	—	—	—	—	—	—	13,338	30,725	—	(34,148)	9,915

Total current liabilities	1,952,762	271	2,706	25,757	(1,159,920)	821,576	18,599	30,775	7,009	(88,833)	789,126

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2007

							XM		XM
			XM				Satellite		Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Satellite	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	Leasing	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	(702-4), LLT	Subsidiaries	Eliminations	Inc.

Long-term debt, net of current portion	1,083,575	—	—	—	—	1,083,575	400,000	230,800	—	(233,736)	1,480,639
Subscriber deferred revenue, net of current portion	98,565	—	—	—	—	98,565	—	—	—	—	98,565
Deferred income, net of current portion	6,146	—	—	—	—	6,146	145,189	186,371	—	(212,818)	124,888
Other non-current liabilities	8,993	34,269	—	—	—	43,262	36,749	—	(1,314)	(38,128)	40,569

Total liabilities	3,150,041	34,540	2,706	25,757	(1,159,920)	2,053,124	600,537	447,946	5,695	(573,515)	2,533,787

Commitments and contingencies
Minority interest	—	—	—	—	—	—	—	—	—	59,746	59,746
Stockholders’ equity (deficit):
Capital stock	—	—	—	—	—	—	3,221	—	—	—	3,221
Accumulated other comprehensive income, net of tax	—	—	—	—	—	—	8,966	—	—	—	8,966
Additional paid-in-capital	3,315,665	146,271	60,759	286,765	(493,795)	3,315,665	3,184,367	49,993	47,064	(3,412,722)	3,184,367
Retained earnings (deficit)	(4,094,950)	389,574	(5,399)	371,223	(755,398)	(4,094,950)	(4,180,857)	11,532	27,326	4,056,092	(4,180,857)

Total stockholders’ equity (deficit)	(779,285)	535,845	55,360	657,988	(1,249,193)	(779,285)	(984,303)	61,525	74,390	643,370	(984,303)

Total liabilities and stockholders’ equity (deficit)	$2,370,756	$570,385	$58,066	$683,745	$(2,409,113)	$1,273,839	$(383,766)	$509,471	$80,085	$129,601	$1,609,230

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2006

							XM		XM
			XM	XMSR			Satellite	Satellite	Holdings		Consolidated
			Equipment	Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.

Current assets:
Cash and cash equivalents	$92,445	$—	$32	$—	$—	$92,477	$125,593	$—	$146	$—	$218,216
Accounts receivable, net	62,293	—	—	—	—	62,293	—	—	—	—	62,293
Due from subsidiaries/affiliates	3,645	267,724	31,251	624,991	(927,582)	29	—	—	29,235	(29,264)	—
Due from related parties	15,568	—	—	—	—	15,568	—	—	—	—	15,568
Related party prepaid expenses	66,946	—	—	—	—	66,946	—	—	—	—	66,946
Prepaid programming content	28,172	—	—	—	—	28,172	—	—	—	—	28,172
Prepaid and other current assets	40,711	—	—	—	—	40,711	1,280	—	597	(1,125)	41,463

Total current assets	309,780	267,724	31,283	624,991	(927,582)	306,196	126,873	—	29,978	(30,389)	432,658
System under construction	—	—	—	—	—	—	126,049	—	—	—	126,049
Property and equipment, net	475,521	—	26,895	—	—	502,416	311,767	—	40,578	(5,099)	849,662
Investment in subsidiary/affiliates	1,032,642	—	—	—	(1,032,642)	—	(379,419)	—	—	379,419	—
DARS license	—	141,387	—	—	—	141,387	—	—	—	—	141,387
Intangibles, net	4,640	—	—	—	—	4,640	—	—	—	—	4,640
Deferred financing fees, net	32,185	—	—	—	—	32,185	6,025	—	391	—	38,601
Related party prepaid expenses, net of current portion	160,712	—	—	—	—	160,712	—	—	—	—	160,712
Investments	—	—	—	—	—	—	80,592	—	—	—	80,592
Prepaid and other assets, net of current portion	2,701	—	—	—	—	2,701	—	—	3,616	—	6,317

Total assets	$2,018,181	$409,111	$58,178	$624,991	$(1,960,224)	$1,150,237	$271,887	$—	$74,563	$343,931	$1,840,618

Current liabilities:
Accounts payable	$51,634	$—	$—	$—	$—	$51,634	$210	$—	$—	$—	$51,844
Accrued expenses	146,902	—	127	—	—	147,029	713	—	290	(441)	147,591
Accrued satellite liability	—	—	—	—	—	—	64,875	—	—	—	64,875
Accrued interest	15,277	—	—	—	—	15,277	3,001	—	204	—	18,482
Current portion of long-term debt	13,883	—	—	—	—	13,883	—	—	562	—	14,445
Due to related parties	46,459	—	—	—	—	46,459	—	—	—	—	46,459
Due to subsidiary/affiliates	900,055	245	2,226	25,062	(927,562)	26	29,235	—	112	(29,373)	—
Subscriber deferred revenue	340,711	—	—	—	—	340,711	—	—	—	—	340,711
Deferred income	—	—	—	—	—	—	9,915	—	—	—	9,915

Total current liabilities	1,514,921	245	2,353	25,062	(927,562)	615,019	107,949	—	1,168	(29,814)	694,322

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2006

							XM		XM
			XM	XMSR			Satellite	Satellite	Holdings		Consolidated
			Equipment	Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.

Long-term debt, net of current portion	$847,864	$—	$—	$—	$—	$847,864	$400,000	$—	$38,315	$—	$1,286,179
Subscriber deferred revenue, net of current portion	86,482	—	—	—	—	86,482	—	—	—	—	86,482
Deferred income, net of current portion	2,045	—	—	—	—	2,045	128,735	—	—	—	130,780
Other non-current liabilities	14,043	31,958	—	—	—	46,001	33,083	—	(1,316)	(37,033)	40,735

Total liabilities	2,465,355	32,203	2,353	25,062	(927,562)	1,597,411	669,767	—	38,167	(66,847)	2,238,498

Commitments and contingencies Stockholders’ equity (deficit):
Capital stock	—	—	—	—	—	—	3,112	—	—	—	3,112
Accumulated other comprehensive income, net of tax	—	—	—	—	—	—	3,590	—	—	—	3,590
Additional paid-in-capital	3,002,594	146,271	60,759	286,765	(493,795)	3,002,594	3,093,894	—	10,830	(3,013,424)	3,093,894
Retained earnings (deficit)	(3,449,768)	230,637	(4,934)	313,164	(538,867)	(3,449,768)	(3,498,476)	—	25,566	3,424,202	(3,498,476)

Total stockholders’ equity (deficit)	(447,174)	376,908	55,825	599,929	(1,032,662)	(447,174)	(397,880)	—	36,396	410,778	(397,880)

Total liabilities and stockholders’ equity (deficit)	$2,018,181	$409,111	$58,178	$624,991	$(1,960,224)	$1,150,237	$271,887	$—	$74,563	$343,931	$1,840,618

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

							XM		XM
			XM				Satellite		Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Satellite	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	Leasing	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	(702-4), LLT	Subsidiaries	Eliminations	Inc.

Revenue	$1,126,518	$161,248	$10,963	$—	$(172,211)	$1,126,518	$9,993	$31,825	$10,538	$(42,332)	$1,136,542
Cost of revenue	775,308	—	32	—	457	775,797	—	—	1,181	(7,862)	769,116
Research & development	33,077	—	—	—	—	33,077	—	—	—	—	33,077
General & administrative	148,740	—	—	—	—	148,740	518	—	1,378	(527)	150,109
Marketing	508,481	—	—	—	—	508,481	—	—	—	—	508,481
Depreciation & amortization	177,568	—	12,090	—	—	189,658	2,707	—	2,006	(7,175)	187,196

Total operating expenses	1,643,174	—	12,122	—	457	1,655,753	3,225	—	4,565	(15,564)	1,647,979

Operating income (loss)	(516,656)	161,248	(1,159)	—	(172,668)	(529,235)	6,768	31,825	5,973	(26,768)	(511,437)
Other income (expense):
Interest income	5,885	—	695	58,754	(59,449)	5,885	8,199	—	—	—	14,084
Interest expense	(178,354)	—	—	(695)	59,449	(119,600)	(3,306)	(20,293)	(519)	27,113	(116,605)
Loss from de-leveraging transactions	—	—	—	—	—	—	—	—	(3,693)	—	(3,693)
Loss from impairment of investments	—	—	—	—	—	—	(39,665)	—	—	—	(39,665)
Equity in net loss of affiliate	—	—	—	—	—	—	(16,491)	—	—	—	(16,491)
Minority interest	—	—	—	—	—	—	—	—	—	(11,532)	(11,532)
Other income (expense)	43,944	—	—	—	(43,864)	80	(638,825)	—	—	640,764	2,019

Net income (loss) before income taxes	(645,181)	161,248	(464)	58,059	(216,532)	(642,870)	(683,320)	11,532	1,761	629,577	(683,320)

Benefit from (provision for) deferred income taxes	—	(2,311)	—	—	—	(2,311)	939	—	—	2,311	939

Net income (loss)	$(645,181)	$158,937	$(464)	$58,059	$(216,532)	$(645,181)	$(682,381)	$11,532	$1,761	$631,888	$(682,381)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

							XM		XM
			XM				Satellite	Satellite	Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Revenue	$923,327	$133,386	$10,942	$—	$(144,328)	$923,327	$10,081	$—	$10,165	$(10,156)	$933,417
Cost of revenue	597,068	—	7	—	476	597,551	—	—	806	(7,619)	590,738
Research & development	37,428	—	—	—	—	37,428	—	—	—	—	37,428
General & administrative	88,700	—	—	—	—	88,700	451	—	(25)	(500)	88,626
Marketing	450,843	—	—	—	—	450,843	—	—	—	—	450,843
Depreciation & amortization	149,264		13,067	—	—	162,331	4,542	—	2,007	—	168,880

Total operating expenses	1,323,303	—	13,074	—	476	1,336,853	4,993	—	2,788	(8,119)	1,336,515

Operating income (loss)	(399,976)	133,386	(2,132)	—	(144,804)	(413,526)	5,088	—	7,377	(2,037)	(403,098)
Other income (expense):
Interest income	3,956	—	754	58,754	(59,451)	4,013	17,226	—	425	—	21,664
Interest expense	(177,968)	—	—	(697)	59,451	(119,214)	(1,415)	—	(675)	—	(121,304)
Loss from de-leveraging transactions	(121,564)	—	—	—	—	(121,564)	(625)	—	—	—	(122,189)
Loss from impairment of investments	—	—	—	—	—	—	(76,572)	—	—	—	(76,572)
Equity in net loss of affiliate	—	—	—	—	—	—	(23,229)	—	—	—	(23,229)
Other income (expense)	47,058	—	4,304	—	(47,254)	4,108	(639,359)	—	(59)	641,152	5,842

Net income (loss) before income taxes	(648,494)	133,386	2,926	58,057	(192,058)	(646,183)	(718,886)	—	7,068	639,115	(718,886)

Benefit from (provision for) deferred income taxes	—	(2,311)	—	—	—	(2,311)	14	—	—	2,311	14

Net income (loss)	$(648,494)	$131,075	$2,926	$58,057	$(192,058)	$(648,494)	$(718,872)	$—	$7,068	$641,426	$(718,872)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

							XM		XM
			XM				Satellite	Satellite	Holdings		Consolidated
	XM		Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Revenue	$558,266	$80,574	$10,529	$—	$(91,103)	$558,266	$—	$—	$9,317	$(9,317)	$558,266
Cost of revenue	410,321	—	24	—	447	410,792	—	—	1,161	(6,660)	405,293
Research & development	31,218	—	—	—	—	31,218	—	—	—	—	31,218
General & administrative	43,196	—	—	—	—	43,196	618	—	538	(488)	43,864
Marketing	487,512	—	—	44	—	487,556	—	—	—	—	487,556
Depreciation & amortization	127,685	—	1 3,881	—	—	141,566	2,708	—	1,596	—	145,870

Total operating expenses	1,099,932	—	13,905	44	447	1,114,328	3,326	—	3,295	(7,148)	1,113,801

Operating income (loss)	(541,666)	80,574	(3,376)	(44)	(91,550)	(556,062)	(3,326)	—	6,022	(2,169)	(555,535)
Other income (expense):
Interest income	2,364	—	630	58,754	(59,325)	2,423	20,825	—	338	—	23,586
Interest expense	(161,784)	—	—	(572)	59,325	(103,031)	(4,006)	—	(754)	—	(107,791)
Loss from de-leveraging transactions	(27,552)	—	—	—	—	(27,552)	—	—	—	—	(27,552)
Loss from impairment of investments	—	—	—	—	—	—	—	—	—	—	—
Equity in net loss of affiliate	—	—	—	—	—	—	(482)	—	—	—	(482)
Other income (expense)	42,184	—	(23)	—	(42,063)	98	(679,726)	—	1,426	681,591	3,389

Net income (loss) before income taxes	(686,454)	80,574	(2 ,769)	58,138	(133,613)	(684,124)	(666,715)	—	7,032	679,422	(664,385)

Benefit from (provision for) deferred income taxes	—	(2,330)	—	—	—	(2,330)	—	—	—	—	(2,330)

Net income (loss)	$(686,454)	$78,244	$(2,769)	$58,138	$(133,613)	$(686,454)	$(666,715)	$—	$7,032	$679,422	$(666,715)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2007

							XM
			XM				Satellite	Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Net cash (used in) provided by operating activities	$(162,982)	$25	$13,646	$—	$—	$(149,311)	$(55,626)	$9,486	$40,721	$—	$(154,730)
Cash flows from investing activities:
Purchase of property and equipment	(53,779)	(25)	—	—	—	(53,804)	(606)	(288,500)	—	288,500	(54,410)
Additions to system under construction	(113)	—	—	—	—	(113)	(78,815)	—	—	—	(78,928)
Proceeds from sale of assets	—	—	—	—	—	—	288,500	—	—	(288,500)	—
Net maturity (purchase) of restricted investments	110	—	—	—	—	110	—	—	1,713	—	1,823

Net cash (used in) provided by investing activities	(53,782)	(25)	—	—	—	(53,807)	209,079	(288,500)	1,713	—	(131,515)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	—	—	—	—	—	8,244	—	—	—	8,244
Capital contributions from Holdings	230,736	—	—	—	—	230,736	(230,736)	—	—	—	—

							XM
			XM				Satellite	Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Capital contributions from outside investor to minority interest	—	—	—	—	—	—	—	57,700	—	(57,700)	—
Proceeds from issuance of debt by minority interest	—	—	—	—	—	—	—	230,800	—	(230,800)	—
Proceeds from financing of a consolidated entity	—	—	—	—	—	—	—	—	—	288,500	288,500
Payment on borrowings of a consolidated entity	—	—	—	—	—	—	—	(9,486)	—	—	(9,486)
Retirement of mortgages on corporate facilities	—	—	—	—	—	—	—	—	(38,877)	—	(38,877)
Payment of premiums on de-leveraging transactions	—	—	—	—	—	—	—	—	(3,693)	—	(3,693)
Payments on other borrowings	—	—	(13,667)	—	—	(13,667)	—	—	—	—	(13,667)
Deferred financing costs	(4,262)	—	—	—	—	(4,262)	—	—	—	—	(4,262)
Other, net	(2,044)	—	—	—	—	(2,044)	—	—	—	—	(2,044)

Net cash provided by (used in) financing activities	224,430	—	(13,667)	—	—	210,763	(222,492)	279,014	(42,570)	—	224,715

Net increase (decrease) in cash and cash equivalents	7,666	—	(21)	—	—	7,645	(69,039)	—	(136)	—	(61,530)

							XM
			XM				Satellite	Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Cash and cash equivalents at beginning of period	92,445	—	32	—	—	92,477	125,593	—	146	—	218,216

Cash and cash equivalents at end of period	$100,111	$—	$11	$—	$—	$100,122	$56,554	$—	$10	$—	$156,686

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

							XM
			XM				Satellite	Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Net cash (used in) provided by operating activities	$(479,536)	$—	$5,569	$—	$—	$(473,967)	$29,694	$—	$(17,818)	$—	$(462,091)
Cash flows from investing activities:
Purchase of property and equipment	(54,895)	—	—	—	—	(54,895)	—	—	—	—	(54,895)
Additions to system under construction	—	—	—	—	—	—	(220,124)	—	—	—	(220,124)
Proceeds from sale of assets	—	—	7,182	—	—	7,182	—	—	—	—	7,182
Net maturity (purchase) of restricted investments	(11)	—	—	—	—	(11)	—	—	3,401	—	3,390

Net cash (used in) provided by investing activities	(54,906)	—	7,182	—	—	(47,724)	(220,124)	—	3,401	—	(264,447)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	—	—	—	—	—	6,420	—	—	—	6,420
Capital contributions from Holdings	304,053		—	—	—	304,053	(304,053)	—	—	—	—
Proceeds from issuance of 9.75% senior notes due 2014	600,000	—	—	—	—	600,000	—	—	—	—	600,000
Proceeds from issuance of senior floating rate notes due 2013	200,000	—	—	—	—	200,000	—	—	—	—	200,000

							XM
			XM				Satellite	Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Repayment of 14% senior secured discount notes due 2009	(186,545)	—	—	—	—	(186,545)	—	—	—	—	(186,545)
Repayment of 12% senior secured notes due 2010	(100,000)	—	—	—	—	(100,000)	—	—	—	—	(100,000)
Repayment of senior secured floating rate notes due 2009	(200,000)	—	—	—	—	(200,000)	—	—	—	—	(200,000)
Payment of premiums on de-leveraging transactions	(26,773)	—	—	—	—	(26,773)	(625)	—	—	—	(27,398)
Repurchase of Series B convertible redeemable preferred stock	—	—	—	—	—	—	(23,960)	—	—	—	(23,960)
Payments on other borrowings	—	—	(12,725)	—	—	(12,725)	—	—	(578)	—	(13,303)
Deferred financing costs	(21,446)	—	—	—	—	(21,446)	(5)	—	—	—	(21,451)

Net cash provided by (used in) financing activities	569,289	—	(12,725)	—	—	556,564	(322,223)	—	(578)	—	233,763

Net increase (decrease) in cash and cash equivalents	34,847	—	26	—	—	34,873	(512,653)	—	(14,995)	—	(492,775)
Cash and cash equivalents at beginning of period	57,598	—	6	—	—	57,604	638,246	—	15,141	—	710,991

Cash and cash equivalents at end of period	$92,445	$—	$32	$—	$—	$92,477	$125,593	$—	$146	$—	$218,216

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005

							XM
			XM				Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	Subsidiaries	Eliminations	Inc.
Net cash (used in) provided by operating activities	$(184,488)	$—	$(41)	$—	$—	$(184,529)	$3,073	$14,739	$—	$(166,717)
Cash flows from investing activities:
Purchase of property and equipment	(54,221)	—	—	—	—	(54,221)	381	(7,370)	—	(61,210)
Additions to system under construction	(55,357)	—	—	—	—	(55,357)	(63,226)	—	—	(118,583)
Purchase of equity investments	—	—	—	—	—	—	(25,334)	—	—	(25,334)
Net (purchase) maturity of restricted investments	(3)	—	—	—	—	(3)	(50)	(943)	—	(996)

Net cash used in investing activities	(109,581)	—	—	—	—	(109,581)	(88,229)	(8,313)	—	(206,123)

Cash flows from financing activities:
Proceeds from sale of common stock	—	—	—	—	—	—	300,000	—	—	300,000
Proceeds from exercise of warrants and stock options	—	—	—	—	—	—	19,637	—	—	19,637

							XM
			XM				Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	Subsidiaries	Eliminations	Inc.
Capital contributions from Holdings	200,070	—	—	—	—	200,070	(200,070)	—	—	—
Proceeds from issuance of 1.75% convertible senior notes	—	—	—	—	—	—	100,000	—	—	100,000
Repayment of 12% senior secured notes due 2010	(15,000)	—	—	—	—	(15,000)	—	—	—	(15,000)
Payment of premiums on de-leveraging transactions	(3,398)	—	—	—	—	(3,398)	—	—	—	(3,398)
Repayment of 14% senior secured notes 2010	(22,824)	—	—	—	—	(22,824)	—	—	—	(22,824)
Payments on other borrowings	(9,651)	—	—	—	—	(9,651)	—	(381)	—	(10,032)
Deferred financing costs	(4)	—	—	—	—	(4)	(2,415)	—	—	(2,419)

Net cash provided by (used in) financing activities	149,193	—	—	—	—	149,193	217,152	(381)	—	365,964

Net increase (decrease) in cash and cash equivalents	(144,876)	—	(41)	—	—	(144,917)	131,996	6,045	—	(6,876)
Cash and cash equivalents at beginning of period	202,474	—	47	—	—	202,521	506,250	9,096	—	717,867

XM
			XM				Satellite	XM Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	Subsidiaries	Eliminations	Inc.
Cash and cash equivalents at end of period	$57,598	$—	$6	$—	$—	$57,604	$638,246	$15,141	$—	$710,991

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES
CONDENSED CONSOLIDATING STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

							XM		XM
			XM				Satellite	Satellite	Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Balance at January 1, 2005	$43,582	$167,589	$91,927	$483,735	$(743,251)	$43,582	$336,163	$—	$13,755	$(57,337)	$336,163
Net income (loss)	(686,454)	78,245	(2,769)	58,138	(133,614)	(686,454)	(666,715)	—	7,032	679,422	(666,715)
Other comprehensive income
Unrealized gain on available-for-sale securities	—	—	—	—	—	—	5,985	—	—	—	5,985
Comprehensive loss							(666,715)				(666,715)
Capital stock issuances	—	—	—	—	—	—	394,681	—	—	—	394,681
Contributions to paid-in capital	274,193	—	—	—	—	274,193	4,868	—	8,512	(282,705)	4,868
Share-based payment expense	5,966	—	—	—	—	5,966	5,966	—	—	(5,966)	5,966

Balance at December 31, 2005	$(362,713)	$245,834	$89,158	$541,873	$(876,865)	$(362,713)	$80,948	$—	$29,299	$333,414	$80,948
Net income (loss)	(648,495)	131,074	2,926	58,056	(192,056)	(648,495)	(718,872)	—	7,068	641,427	(718,872)
Other comprehensive income
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	(125)	—	—	—	(125)
Realized loss on available-for-sale securities	—	—	—	—	—	—	(5,985)	—	—	—	(5,985)
Foreign currency translation adjustment	—	—	—	—	—	—	3,715	—	—	—	3,715
Comprehensive loss							(721,267)				(721,267)
Capital stock issuances	—	—	—	—	—	—	198,353	—	—	—	198,353
Repurchase of Series B convertible redeemable preferred stock		—	—	—	—	—	(23,960)	—	—	—	(23,960)
Contributions (distributions) to (from) paid-in capital	495,988	—	(36,260)	—	36,260	495,988	—	—	28	(496,016)	—
Share-based payment expense	68,046	—	—	—	—	68,046	68,046	—	—	(68,046)	68,046

Balance at December 31, 2006	$(447,174)	$376,908	$55,824	$599,929	$(1,032,661)	$(447,174)	$(397,880)	$—	$36,395	$410,779	$(397,880)

							XM		XM
			XM				Satellite	Satellite	Holdings		Consolidated
			Equipment	XMSR Non-		Consolidated	Radio	Leasing	Non-		XM Satellite
	XM Satellite	XM Radio	Leasing	Guarantor		XM Satellite	Holdings	(702-4),	Guarantor		Radio Holdings
(in thousands)	Radio Inc.	Inc.	LLC	Subsidiaries	Eliminations	Radio Inc.	Inc.	LLT	Subsidiaries	Eliminations	Inc.
Net income (loss)	(645,181)	158,937	(464)	58,059	(216,532)	(645,181)	(682,381)	11,532	1,761	631,888	(682,381)
Other comprehensive income Unrealized loss on available-for-sale securities	—	—	—	—	—	—	125	—	—	—	125
Realized loss on available-for-sale securities	—	—	—	—	—	—	125	—	—	—	125
Foreign currency translation adjustment	—	—	—	—	—	—	5,126	—	—	—	5,126
Comprehensive loss							(677,005)				(677,005)
Capital stock issuances	22,000	—	—	—	—	22,000	22,000	—	—	(22,000)	22,000
Contributions (distributions) to (from) paid-in capital	226,871	—	—	—	—	226,871	4,383	49,993	36,234	(313,098)	4,383
Share-based payment expense	64,199	—	—	—	—	64,199	64,199	—	—	(64,199)	64,199

Balance at December 31, 2007	$(779,285)	$535,845	$55,360	$657,988	$(1,249,193)	$(779,285)	$(984,303)	$61,525	$74,390	$643,370	$(984,303)

(20) Subsequent Events
     On February 27, 2008, the Company borrowed $187.5 million or 75% of the amount available under our $250 million revolving credit facility with a group of banks. The proceeds will be used for general corporate purposes, including the Company’s annual payment to Major League Baseball and the 2007 payment under the Copyright Royalty Board proceeding, both due in March, as well as the Company’s record label settlements. Interest under the loan is initially 4.75% and is based on 9-month LIBOR. All amounts drawn under the facility are due on May 5, 2009 and are secured by a lien on substantially all of the Company’s assets. As a result of drawing 75% of the amount available under the revolving credit facility, the Company now has full access to the $150 million credit facility provided by General Motors, which may be used only for payments to GM and matures in December 2009.
Schedule II—Valuation and Qualifying Accounts

		Charged to	Charged to	Write-offs/
(in thousands)	Balance	Costs and	Other	Payments/	Balance
Description	January 1,	Expenses	Accounts	Other	December 31,
2005
Allowance for doubtful accounts	$1,551	8,328	—	(6,157)	$3,722
Deferred tax assets — valuation allowance	796,947	236,767	10,240	—	1,043,954

2006
Allowance for doubtful accounts	3,722	15,223	—	(13,999)	4,946
Deferred tax assets — valuation allowance	1,043,954	237,455	(6,953)	—	1,274,456

2007
Allowance for doubtful accounts	4,946	12,740	—	(11,816)	5,870
Deferred tax assets — valuation allowance	1,274,456	260,958	2,077	—	1,537,491